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                                                                    Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                      among

                              NEWPORT CORPORATION,

                          MAGNESIUM ACQUISITION CORP.,

                                      and

                          MICRO ROBOTICS SYSTEMS, INC.

                          Dated as of January 22, 2002

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     AGREEMENT AND PLAN OF MERGER, dated as of January 22, 2002 (this
"Agreement"), among NEWPORT CORPORATION, a Nevada corporation ("Parent"),
 ---------                                                      ------
MAGNESIUM ACQUISITION CORP., a Massachusetts corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), and MICRO ROBOTICS SYSTEMS, INC., a
                           ----------
Massachusetts corporation (the "Company").
                                -------

                             W I T N E S S E T H

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Laws of the Commonwealth of Massachusetts ("Massachusetts Law"), Parent and the Company will enter into a business
  -----------------
combination transaction pursuant to which the Merger Sub will merge with and into the Company (the "Merger");
                       ------

     WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is fair to, advisable to and in the best interests of, the Company and its Shareholders and has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the Shareholders of the Company; and

     WHEREAS, for Federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
                                                              ----

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.01.  The Merger.  Upon the terms of this Agreement and subject to
                    ----------
the conditions set forth in Article VII, at the Effective Time (as defined in
Section 1.02), the Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). As set forth in Section 6.15 below, as soon as
      ---------------------
possible, but not later than fifteen (15) days following the Effective Time, the Surviving Corporation, as part of a single plan to which the Merger is a part, shall be merged with and into a newly formed and wholly-owned Delaware subsidiary of Parent ("Newsub") in accordance with the provisions of
                       ------
Massachusetts and Delaware Law. Newsub shall ultimately be the Surviving Corporation in the Merger.

     SECTION 1.02.  Effective Time; Closing.  As promptly as practicable
                    -----------------------
following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed by Parent and the Company), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of the
                         ------------------
Commonwealth of Massachusetts in such form as is required by, and executed in accordance with, the relevant provisions of Massachusetts Law. The term "Effective Time" means the date and time of the filing of the Articles of
 --------------
Merger with the Secretary of the Commonwealth of Massachusetts (or such later time as may be agreed by Parent and the Company and specified in the Articles of

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Merger). Immediately prior to the filing of the Articles of Merger, a closing
(the "Closing") will be held at the offices of Stradling Yocca Carlson & Rauth,
      -------
660 Newport Center Drive, Suite 1600, Newport Beach, California, 92660 (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date".
                                    ------------

     SECTION 1.03.  Effect of the Merger. At the Effective Time, the effect of
                    --------------------
the Merger shall be as provided in the applicable provisions of Massachusetts Law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04.  Articles of Organization; By-Laws.
                    ---------------------------------

          (a) At the Effective Time, the articles of organization of the Company, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Corporation until thereafter amended as provided by Law and such articles of organization.

          (b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by Law, the articles of organization of the Surviving Corporation and such by-laws.

          (c) The purposes of the Surviving Corporation shall be as set forth in the articles of organization of the Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law and such articles of organization.

          (d) The total number of shares and the par value, if any, of each class of stock which the Surviving Corporation is authorized to issue shall be as set forth in the articles of organization of the Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law and such articles of organization.

     SECTION 1.05.  Directors and Officers. The directors of Merger Sub
                    ----------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of organization and by-laws of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06.  Additional Actions.  If at any time after the Effective
                    ------------------
Time, the Surviving Corporation shall reasonably determine that any further deeds, assignments or assurances or any other acts or things are necessary to
(a) vest, perfect, or record in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to take all acts necessary and proper to vest, perfect or confirm title to possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the

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Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such actions.

     SECTION 1.07.  Tax Treatment.  The parties intend that the Merger,
                    -------------
including the sideways merger contemplated in Section 6.15 below, be treated as a reorganization described in Section 368(a) of the Code. The parties to this Agreement shall not take a position on any tax returns inconsistent with such treatment unless otherwise required by Law.

                                  ARTICLE II

            MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES; ESCROW

     SECTION 2.01.  Merger Consideration.  At the Effective Time, by virtue of
                    --------------------
the Merger and without any action on the part of Parent, the Merger Sub, the Company or the holders of any of the following securities, subject to the other provisions of this Article II:

                  (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock with respect to which the holders thereof have perfected appraisal rights pursuant to Section 2.02(f), and any shares of Company Common Stock to be canceled pursuant to
     Section 2.01(a)(ii)) shall be converted into and represent the right to receive:

                          (A) a number of shares of Parent Common Stock equal to the Exchange Ratio; and

                          (B) an amount of cash equal to $15,000,000 divided by the Company Common Capitalization, without interest (such shares and cash, collectively, the "Merger Consideration");
                                       --------------------

                  (ii) each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company (including without limitation treasury shares) immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (iii) each share of common stock, $0.01 par value per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Merger Consideration shall be appropriately adjusted.

     SECTION 2.02.  Exchange of Certificates.
                    ------------------------

          (a)     Exchange Agent.  As of the Effective Time, Parent shall
                  --------------
deposit, or shall cause to be deposited, with the corporate trust department of Wells Fargo Bank NA, Minneapolis,

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Minnesota, or such other bank or trust company designated by Parent and approved by the Company, which approval shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of shares of Company Common
 --------------
Stock, for exchange in accordance with this Article II of this Agreement through the Exchange Agent, the respective Merger Consideration (such Merger Consideration being hereinafter referred to as the "Exchange Fund") issuable
                                                    -------------
pursuant to Section 2.01(a) of this Agreement in exchange for outstanding shares of Company Common Stock.

          (b)     Exchange Procedures.
                  -------------------

                  (i) At or promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Common Stock
                                                      ------------
     Certificates"): (A) a letter of transmittal which shall be in such form
     ------------
     and have such provisions as Parent may reasonably specify; and (B) instructions to effect the surrender of the Common Stock Certificates in exchange for the respective Merger Consideration provided in this Agreement.

                  (ii) Upon surrender of a Common Stock Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and with such other documents as the Exchange Agent may reasonably require, the holder of such Common Stock Certificate shall be entitled to receive, and Parent shall cause the Exchange Agent to promptly deliver in exchange therefor, the applicable Merger Consideration as provided herein, less such holder's pro rata share of the Escrow Shares (as defined in Section 2.04). The Common Stock Certificate so surrendered shall forthwith be cancelled.

                  (iii) In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the appropriate Merger Consideration shall be delivered to the transferee if the Common Stock Certificate which represented such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                  (iv) Until surrendered as contemplated by this Article II, each Common Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.01, without interest.

                  (v) For purposes of making delivery of the applicable Merger Consideration payable under this Agreement, the Exchange Agent shall: (A) deliver to the Escrow Agent that portion of the Merger Consideration representing each Shareholder's respective portion of the Escrow Shares; and (B) deliver to each Shareholder the balance of the applicable Merger Consideration. The deliveries to the Escrow Agent required under this Section shall satisfy all obligations to deliver such consideration to the Shareholders under this Agreement.

                  (vi) In the event any Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Stock Certificate to be lost, stolen or destroyed, Parent shall cause the Exchange

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     Agent to deliver in exchange for such lost, stolen or destroyed Common
     Stock Certificate the respective Merger Consideration issuable in exchange therefor pursuant to the terms of this Agreement. Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Common Stock Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to, the Common Stock Certificate, alleged to have been lost, stolen or destroyed, in accordance with Parent or the Exchange Agent's customary procedures.

          (c)     Distributions with Respect to Unexchanged Shares of Parent
                  ----------------------------------------------------------
Common Stock.  No dividends or other distributions declared or made after the
------------
Effective Time with respect to Parent Common Stock comprising part of the Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Common Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Common Stock Certificate shall surrender such Common Stock Certificate in accordance with this Section 2.02.

          (d)     No Further Rights in Company Stock.  All cash and shares of
                  ----------------------------------
Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e)     No Fractional Shares.  No certificates or scrip representing
                  --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Common Stock Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Parent Share Value.

          (f)     Dissenting Shares.
                  -----------------

                  (i) Notwithstanding anything in this Agreement to the contrary, if Sections 86 through 98 of the Massachusetts Business Corporation Law shall be applicable to the Merger, shares of Company Common Stock that are issued and outstanding prior to the Effective Date and which are held by Shareholders who (A) have not voted such shares in favor of the Merger, (B) shall have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Sections 86 through 98 of the Massachusetts Business Corporation Law and (C) as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to
       -----------------
     receive the Merger Consideration pursuant hereto, but the holders thereof shall be entitled only to such rights as are granted by Sections 86 through 98 of the Massachusetts Business Corporation Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Sections 86 through 98 of the Massachusetts Business Corporation Law shall receive payment therefor from the Surviving Corporation in accordance with Massachusetts Law; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Massachusetts Law, such holder or holders (as the case may be) shall forfeit the right

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     of appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive the Merger Consideration.

                  (ii) The Company shall give Parent (A) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Sections 86 through 98 of the Massachusetts Business Law received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under Massachusetts Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

          (g)     No Liability.  Neither Parent, the Exchange Agent nor the
                  ------------
Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect thereto), or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar law.

          (h)     Withholding Rights. Parent shall be entitled to deduct and
                  ------------------
withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are properly so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder in respect of which such deduction and withholding was made by Parent.

          (i)     Termination of Exchange Fund.  Any portion of the Exchange
                  ----------------------------
Fund which remains undistributed to the Shareholders after six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any Shareholders who have not theretofore complied with this Article II of this Agreement shall thereafter look only to Parent for payment of their claim for Merger Consideration.

     SECTION 2.03.  Stock Transfer Books.  At the Effective Time, the stock
                    --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law.

     SECTION 2.04.  Escrow.
                    ------

          (a) Prior to or simultaneously with the Closing, the Company and Parent shall enter into an escrow agreement (the "Escrow Agreement") with an
                                                  ----------------
escrow agent selected by Parent and reasonably acceptable to the Company (the "Escrow Agent") substantially in the form of Exhibit A hereto. Prior to or
 ------------                                ---------
simultaneously with the Closing, each Shareholder shall execute and deliver to Parent a Shareholder Investment Representations and Joinder Agreement under which such Shareholder shall, among other things, agree to be bound by the terms of the Escrow Agreement and authorize and appoint a Shareholders' Representative to act on his, her or its behalf in connection with the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, at the Closing, Parent will deposit in escrow with the Escrow Agent shares of Parent Common Stock having an aggregate

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value (calculated at the Parent Share Value) equal to fifteen percent (15%) of the Merger Consideration (the "Escrow Shares") on a pro rata basis in
                               -------------
accordance with each Shareholder's percentage ownership of Company Common Stock. The shares of Parent Common Stock deposited with the Escrow Agent pursuant to this Section 2.04 are collectively referred to as the "Escrow
                                                                   ------
Fund". The Escrow Fund shall be available for the purpose of securing the
----
indemnification obligations of the Shareholders set forth in Article VIII as well as for any adjustment of the Merger Consideration pursuant to Section 2.05 below, with any such claim or adjustment to be handled on a pro rata basis. In the event any claim is made by Parent against the Escrow Fund, the Escrow Shares shall be valued at the Parent Share Value. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement for a period ending on the later of (i) twelve (12) months following the Closing Date or (ii) March 30, 2003; provided, however, that if an indemnification claim is pending on such
      --------  -------
date, then the portion of the Escrow Fund subject to said claim shall be held by the Escrow Agent until final resolution of such claim.

          (b) The Shareholders' Representative (as defined below) shall have a right to receive reimbursement from the Escrow Fund for any claims or expenses incurred by the Shareholders' Representative with respect to or on behalf of the Shareholders in connection with his duties as the Shareholders' Representative, provided, however, that the Shareholders' Representative's
                --------  -------
right to receive reimbursement from the Escrow Fund shall be subject to the conditions and restrictions set forth in this subsection (b) of this Section
2.04. The Shareholders' Representative's right to receive reimbursement from the Escrow Fund shall be at all times subordinate and subject to Parent's rights with respect to the Escrow Fund as provided in this Section 2.04 and in the Escrow Agreement. The Shareholders' Representative shall only be entitled to receive reimbursement from that portion of the Escrow Fund that is not used or being used to satisfy or secure any indemnification obligations of the Shareholders set forth in Article VIII or any adjustment of the Merger Consideration. The Shareholders' Representative shall not be entitled to receive any reimbursement from the Escrow Fund until the later of (i) the termination date of the Escrow Fund as defined under the Escrow Agreement and
(ii) if an indemnification claim is pending on such termination date, then, as to that portion of the Escrow Fund subject to said claim, the date of the final resolution of said claim.

     SECTION 2.05.  Merger Consideration Adjustment.
                    -------------------------------

          (a) The Company has delivered to Parent (i) the audited balance sheet of the Company as of September 30, 2001 in accordance with GAAP (the "September 30, 2001 Balance Sheet"), and (ii) a determination of the net worth
 --------------------------------
of the Company as of September 30, 2001 in accordance with GAAP (the "September
                                                                      ---------
30, 2001 Net Worth"), and set forth in Schedule 2.05(a).
------------------                     ----------------

          (b) As soon as practicable following the Closing, but no later than forty-five (45) days thereafter, Parent and its independent public accountants shall cause to be prepared and deliver to Nilendu Srivastava (as the "Shareholders' Representative") an unaudited balance sheet of the Company
     ----------------------------
as of the Closing Date (the "Draft Closing Balance Sheet"), which shall include
                             ---------------------------
a determination of the net worth of the Company as of the Closing Date (the "Draft Closing Net Worth"). The Draft Closing Balance Sheet and the Closing
 -----------------------
Balance Sheet (as defined below) shall be prepared in accordance with GAAP, consistently applied, provided that the Transaction Expenses (defined in Section 10.10) and any gain or loss attributable to the sale of VTI shall not be taken into account in computing Draft Closing Net Worth or Closing Net Worth (as defined below). The Shareholders' Representative shall have thirty (30) days to review and approve or disapprove the Draft Closing Balance Sheet. If the Shareholders' Representative does not notify Parent in writing

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within such period that the Shareholders dispute any matter set forth in the
Draft Closing Balance Sheet, the Draft Closing Balance Sheet shall be deemed to have been accepted by the Shareholders' Representative and shall be binding upon all parties to this Agreement. If any disputes arise regarding the Draft Closing Balance Sheet, the parties shall work in good faith to resolve such disputes, and if the parties cannot resolve such dispute within fifteen (15) days, after delivery by the Shareholders' Representative of the objections to the Draft Closing Balance Sheet, such questions shall be referred to a nationally recognized "Big Five" independent accounting firm mutually satisfactory to Parent and the Company (the "Independent Accountant"), which
                                             ----------------------
shall be directed to resolve such questions within fifteen (15) days thereafter, and whose decision shall be final and binding on all parties. All of the fees and expenses of the Independent Accountant retained pursuant to this Section 2.05(b) shall be paid by Parent, if the Independent Accountant agrees with the position asserted by the Shareholders' Representative; shall be paid by the Shareholders, if the Independent Accountant agrees with the position asserted by Parent; or shall be split evenly by Parent and the Shareholders if the Independent Accountant does not agree with either Parent or the Shareholders' Representative. To the extent fees and expenses shall be paid by the Shareholders under this Section 2.05(b), such fees and expenses shall be charged to the Escrow Account as provided in Section 2.04. The "Closing Balance Sheet" shall mean the Draft Closing Balance Sheet, together
 ---------------------
with any revisions thereto pursuant to this Section 2.05(b), including the determination of the Independent Accountant, and the "Closing Net Worth" shall
                                                      -----------------
mean the Draft Closing Net Worth, together with any revisions thereof pursuant to this Section 2.05(b), including the determination of the Independent Accountant.

          (c) Following the determination of the Closing Net Worth reflected in the Closing Balance Sheet in accordance with Section 2.05(b), the Merger Consideration shall be adjusted as follows:

                  (i) In the event that the Closing Net Worth is less than the September 30, 2001 Net Worth by an amount greater than $300,000, the Merger Consideration shall be reduced by an amount equal to (A) the excess of said amount over $300,000 multiplied by (B) the Shareholder Ratio (as defined in Section 10.02(a)) (the "Reduction Amount"), and the
                                        ----------------
     Shareholders shall be obligated to refund to Parent an amount equal to the Reduction Amount, which shall be paid to Parent through a disbursement from the Escrow Fund of shares of Parent Stock (valued at the Parent Share Value) in an amount equal to such Reduction Amount.

                  (ii) In the event that the Closing Net Worth exceeds the September 30, 2001 Net Worth by an amount greater than $300,000, the Merger Consideration shall be increased by an amount equal to (A) the excess of said amount over $300,000 multiplied by (B) the Shareholder Ratio (as defined in Section 10.02(a)) (the "Increased Amount"), and
                                                  ----------------
     Parent shall issue to the Shareholders, in complete satisfaction of the increased Merger Consideration, shares of Parent Common Stock (valued at the Parent Share Value) equal to the Increased Amount within fifteen (15) days of the acceptance or deemed acceptance of the Closing Balance Sheet or final resolution of any dispute thereof as contemplated in Section 2.05(b).

                  (iii) Following the determination of Closing Net Worth and any required adjustment to the Merger Consideration under this Section 2.05(c), the Shareholders shall be entitled to a disbursement from the Escrow Fund of any remaining Escrow Shares

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

     representing in excess of twelve and one-half percent (12.5%) of the Merger Consideration (valued at the Parent Share Value).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule delivered by the Company to Parent and the Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants
      ---------------------------
to Parent and Merger Sub that the statements in this Article III are true and correct. Any matter disclosed or cross-referenced in one section of the Company Disclosure Schedule shall be deemed disclosed for all purposes of the Company Disclosure Schedule to the extent that this Agreement requires such disclosure and to the extent that the relevance and significance of such disclosure are evident from said disclosure or cross-reference. Except as otherwise provided to the contrary, each party makes the representations and warranties without qualification as to knowledge.

     SECTION 3.01.  Organization and Qualification.  The Company and each of its
                    ------------------------------
subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power to carry on its business as now conducted and as currently proposed to be conducted and to own, lease and operate its properties, except where the failure to be so organized, existing or in good standing or to have such power and authority have not had a Material Adverse Effect (as defined in Section 10.02(a)). Except as set forth on
Schedule 3.01, the Company and each of its subsidiaries is qualified to do
-------------
business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it requires such qualification where the failure to so qualify would have a Material Adverse Effect. The Sellers have delivered to Parent true, correct and complete copies of the Company's and each of its subsidiaries' (a) Articles of Organization (duly certified by the Secretary of the Commonwealth of Massachusetts), (b) By-laws (certified by the Clerk of the Company), and (c) Minute Book (certified by the Clerk of the Company). The Company's, and each of its subsidiaries', articles of organization and by-laws are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective articles of organization or by-laws.

     SECTION 3.02.  Authorized Capital Stock of the Company.
                    ---------------------------------------

          (a) The authorized capital stock of the Company consists of Five Million (5,000,000) shares of Common Stock, $0.01 par value. As of the date hereof, 2,030,084 shares of Company Common Stock are issued and outstanding, all of which are duly and validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any shareholder or the rights of first refusal or the rights of participation or any similar rights of any third person, except rights, if any, that have been waived. As of the date hereof, 831,667 shares of Company Common Stock are held in the Company's treasury. Shares of the Company Common Stock are the only outstanding shares of any class or series of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been issued in transactions which were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities
                       --------------
laws and Blue Sky Laws. The Company currently has options to purchase a total of 1,363,200 shares of Company Common Stock outstanding. Except as set forth in the immediately preceding sentence, neither the Company nor its subsidiaries have any outstanding convertible securities, subscriptions, options, warrants, preemptive rights or other agreements or commitments obligating it to issue shares of the Company Capital Stock or relating to the transfer or registration of the Company Capital Stock. There are no phantom stock rights, stock appreciation rights or other similar rights in existence to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound. None of the outstanding shares of stock of the Company are subject to any preemptive rights, rights of first refusal or rights of participation. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which they are bound relating to the voting or registration of any shares of Capital Stock of the Company or any of its subsidiaries. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of their respective securities. There are no outstanding contractual obligations of the Company or any of its subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) to any other person. The Company owns free and clear all shares of the capital stock of each of its subsidiaries.

          (b) To the best of the Company's knowledge, the Shareholders are, and at the Closing will be, the owners, beneficially and of record, of that number of shares of the Company Common Stock set forth opposite each such Shareholder's name on Schedule 3.02, free and clear of all liens, claims,
                      -------------
encumbrances, security interests, pledges, equities, options, charges, restrictions and defects in title of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the transfer described in this Agreement. To the best of the Company's knowledge, the Shareholders have, and at the Closing will have, full legal right, capacity and power to sell and transfer their shares of the Company Common Stock without obtaining the consent or approval of any other person or governmental authority other than federal and applicable state securities law regulators. To the best of the Company's knowledge, as of the Closing, none of the Shareholders have granted and none of the Shareholders are a party to, and as of the Closing none of the Shareholders shall be a party to, any agreements, commitments or understandings providing for the grant of any options to purchase or rights to acquire any of the Company Common Stock, obligating any of the Shareholders to sell any of the Company Common Stock, or restricting the right of any of the Shareholders to transfer the Company Common Stock.

     SECTION 3.03.  Authority Relative to This Agreement.  The Company has the
                    ------------------------------------
full legal right and capacity and all necessary power and authority to execute and deliver this Agreement and the Escrow Agreement, and to perform its obligations hereunder and thereunder, and to consummate the Merger. This Agreement and the Escrow Agreement have been duly executed and delivered by the Company with the intent to be bound thereby and to perform and comply with all respective obligations hereunder and thereunder. This Agreement and the Escrow Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. No further action is required to be taken by the Company or any of the Shareholders, nor is it necessary for any of such parties to obtain any action, approval or consent by or from any non-governmental third party to enable each of such parties to enter into or perform their respective obligations under this Agreement or the other documents contemplated hereby, except for the consents (if any) of third parties to the change in control of the Company under the Contracts (defined in
Section 3.11), which shall be obtained by the Company on or before the Closing (unless waived in writing by Parent). Such consents are set forth in Schedule
                                                                     --------
3.03 hereto.
----

     SECTION 3.04.  No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the articles of organization or by-laws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.04(b) have been obtained and all filings and obligations described in Section 3.04(b) have been made, conflict with or violate in any respect any foreign or domestic law, statute, ordinance, rule, regulation, writ, injunction, order, judgment or decree ("Law") applicable to
                                                          ---
the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for, in the case of clauses (ii) and (iii) above, such conflicts, violations, defaults or rights as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or to impair materially the ability of the Company to consummate the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for applicable requirements, if any, of
  -------------------
state securities or blue sky laws ("Blue Sky Laws") or state takeover laws,
                                    -------------
(ii) for the filing and recordation of appropriate merger documents as required by Massachusetts Law and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or to prevent or delay materially the consummation of the transactions contemplated by this Agreement.

     SECTION 3.05.  Licenses and Permits; Compliance.  Attached hereto as
                    --------------------------------
Schedule 3.05 is a list and description of all licenses, franchises, permits,
-------------
easements, certificates, consents, rights and privileges, and governmental authorizations necessary to the conduct of the business of the Company (collectively, "Licenses and Permits"). All such items are in full force and
                --------------------
effect and complete and correct copies thereof have been furnished to Parent. The Company is in compliance in all material respects with all conditions or requirements imposed by or in connection with such Licenses and Permits and with respect to the operations of its business and has not received any notice, nor does the Company have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or modify any of such Licenses or Permits or that valid grounds for any such cancellation, termination or modification currently exist. Except as set forth in Schedule
                                                                    --------
3.05, all Licenses and Permits are transferable, and, commencing as of the
----
Closing, the Surviving Corporation will hold the Licenses and Permits now held by the Company for the operation of the Company's business, on substantially the same terms and conditions as are now applicable to the Company.

     SECTION 3.06.  Financial Statements.
                    --------------------

          (a) The Company has delivered to Parent, (a) the audited balance sheets of the Company as of September 30, 1999, 2000 and 2001 (herein referred to as the "Balance Sheets") and (b) the audited statements of income of the
           --------------
Company for the fiscal years ended September 30, 1999, 2000 and 2001. Such financial statements are complete and correct in all material respects, are in accordance with the books of account and records of the Company, present fairly the financial position of the Company at the dates indicated and the results of their respective operations for the periods then ended, have been prepared in accordance with generally accepted accounting principles (or "GAAP," as defined below), consistently applied for the interim financial statements, and reflect reasonable reserves for all liabilities of the Company in compliance with GAAP. The books, records, and accounts of the Company accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of the Company in accordance with normal accounting practice. There is no liability or indebtedness of the Company for dividends or other distributions declared or accumulated but unpaid with respect to the Shares.

     The term "generally accepted accounting principles" or "GAAP" shall mean
               ----------------------------------------      ----
generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the date hereof.

          (b)     Except as set forth in Schedule 3.06(b), neither the Company
                                         ----------------
nor any of its subsidiaries has any Liabilities that are not shown on the September 30, 2001 Balance Sheet delivered pursuant hereto, other than Liabilities incurred after September 30, 2001, in the Ordinary Course of Business, which have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect on the financial condition or results of operations or prospects of the Company or any of its subsidiaries or their respective businesses.

          (c) The September 30, 2001 Balance Sheet reflects all indebtedness for borrowed money owed by the Company or any of its subsidiaries or to which any of their respective assets or properties are subject at that date. A complete and correct copy of each note, loan, credit or other similar instrument pursuant to which any such indebtedness for borrowed money was incurred has been delivered to Parent.

     SECTION 3.07.  Absence of Certain Changes or Events. Except as set forth in
                    ------------------------------------
Schedule 3.07 attached hereto, since September 30, 2001, neither the Company
-------------
nor any of its subsidiaries has:

          (a) made any changes in its articles of organization, by-laws, authorized capital or outstanding securities;

          (b) issued, sold, delivered or agreed to issue, sell or deliver any of its capital stock, bonds or other corporate securities, or granted or agreed to grant any options, warrants or other rights calling for the issuance, sale or delivery thereof;

          (c) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligations or liability (absolute or contingent), except obligations and liabilities incurred in the Ordinary Course of Business (as defined below);

          (d) paid any obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the balance sheets and current liabilities incurred since September 30, 2001 in the Ordinary Course of Business;

          (e) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kinds whatsoever in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any of its outstanding capital stock;

          (f) except in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any of its assets, properties, or rights, or cancelled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

          (g) except in the Ordinary Course of Business, entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights, or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights;

          (h) waived any rights of value, without consideration therefor, which in the aggregate are material to its business;

          (i) accelerated, terminated, modified in any material respect, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which the Company is a party or by which it is bound;

          (j) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any of its present or former officers, directors, or employees;

          (k) increased or agreed to increase the rate of compensation payable or to become payable by the Company to any of its officers, directors, or employees or adopted any new, or made any increase in, any existing, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with any of such officers, directors, or employees;

          (l) made any capital expenditures (or commitments therefor) in excess of $100,000 individually or $250,000 in the aggregate;

          (m) entered into any other transaction other than in the Ordinary Course of Business;

          (n) experienced any labor trouble or been informed of the loss or potential loss of any management or technical personnel which has, or can be anticipated to have, a Material Adverse Effect;

          (o) been warned or cited for any material violations of the federal Occupational Safety Health Act of 1970 or any rules or regulations promulgated thereunder or any other act, rules or regulations of any other governmental agency;

          (p) suffered any damages, destruction or losses which in the aggregate are material to the Company's business, or incurred or become subject to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which are in the aggregate material to the Company's business;

          (q) failed to operate the business of the Company in the Ordinary Course of Business so as to use reasonable efforts to preserve such businesses intact, to keep available the services of the employees of the Company, and to preserve the goodwill of the suppliers of the Company, customers and others having business relations with the Company except where such failure would not have a Material Adverse Effect on the respective businesses or financial condition of the Company;

          (r) changed the accounting methods or practices by the Company in a manner materially affecting its assets, liabilities or business;

          (s) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) involving more than $100,000, other than customer contracts entered into in the Ordinary Course of Business;

          (t) imposed any Lien other than Permitted Liens, (as defined in Section 3.16), upon any of its assets, tangible or intangible;

          (u) delayed or postponed the payment of accounts payable or other liabilities outside the Ordinary Course of Business, other than accounts which the Company is disputing in good faith;

          (v) granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business;
          (w) made any loan to, or entered into any other material transaction with, any of its affiliates, directors, officers, employees, the Shareholders or any affiliate thereof;

          (x) experienced any cancellations of customer orders exceeding $100,000 individually or $500,000 in the aggregate; or

          (y) experienced any change in its condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings or business, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been materially adverse;

     As used herein, the term "Ordinary Course of Business" shall mean the
                               ---------------------------
ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

     SECTION 3.08.  Litigation.  Except as set forth in Schedule 3.08 hereto,
                    ----------                          -------------
there is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of the Company or any of its subsidiaries, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Company, threatened, against the Company or any of its subsidiaries, which (i) could reasonably be expected to affect adversely the Company's or its subsidiaries' ability to perform any of their respective obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any material judgment or liability, or which may become a claim, against Parent, the Company, or its subsidiaries' or their respective businesses or assets prior to or subsequent to the Closing, which in any such case would be reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.08, neither the Company nor any of
                               -------------
its subsidiaries are subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company or any of its subsidiaries, or, any of their respective assets or businesses.

     SECTION 3.09.  Employees.
                    ---------

          (a)     Except as described in Schedule 3.09, the Company is not a
                                         -------------
party to, nor does the Company have any obligation pursuant to any oral or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any group of its employees, nor is the Company obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees, nor has the Company experienced any strikes, grievances or other collective bargaining disputes.
No organizational effort has been or is currently being made or to the Company's knowledge, threatened by or on behalf of any labor union with respect to employees of the Company.

          (b) Neither the Company nor any of its officers, directors, or employees has been charged or to the Company's knowledge, threatened with the charge of any unfair labor practice, with respect to the business of the Company. To the Shareholders' or the Company's knowledge, no facts exist which could reasonably be expected to give rise to such a charge.

          (c) The Company is in compliance in all material respects with all applicable federal and state laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of the employees, including applicable wage and hour laws, worker compensation statutes, unemployment laws, and social security laws.

          (d)     Except as described in Schedule 3.09, there are no pending,
                                         -------------
nor within the past three years have there been, nor, to the Company's knowledge, are there threatened, claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal or state equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; or immigration (collectively, "Labor Claims") which would have a Material Adverse
                            ------------
Effect on the Company.

          (e) The Company is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as disclosed on Schedule 3.09, the Company has not made any promises for the
             -------------
payment of any bonuses, backpay or other remuneration (over and above such person's normal compensation) to any employees, contractors, interns or other persons for their work on behalf of such entity.

          (f)     Except as described on Schedule 3.09, all employees are
                                         -------------
employees at-will and for indefinite terms and there is no outstanding agreement or arrangement with respect to severance payments. Except as disclosed on Schedule 3.09, and to the knowledge of the Company, no officer, or
             -------------
group of employees, has any plans to terminate employment with the Company.

          (g) The Company is not aware that any employee is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such employee to use best efforts to promote the interests of the Company.

          (h) To the best of the Company's knowledge, no employee has: (i) violated or may be violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and any former employee or other third party, (ii) disclosed or may be disclosing, or utilized or may be utilizing, any material trade secret or proprietary information or documentation of such third party, except as set forth in
Schedule 3.09, or (iii) interfered or may be interfering, in the employment
-------------
relationship between such third party and any employee or any former employee. To the best of the Company's knowledge, no third party has requested information from the Company which suggests that such a claim might be contemplated.

          (i)     Attached hereto as Schedule 3.09 is a true and complete list
                                     -------------
of the names of all elected or appointed officers and all elected directors of the Company.

     SECTION 3.10.  Labor and Employment Agreements.
                    -------------------------------

          (a) As used herein, the following terms shall have the meanings specified below:

                  (i)     "Employee Plan" shall refer to any plan, program,
                           -------------
     policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company, its subsidiaries or any affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company, its subsidiaries or any affiliate has or may have any material liability contingent or otherwise;

                  (ii)    "Employee" shall mean any current, former, or retired
                           --------
     employee, officer, consultant, agent or director of the Company, its subsidiaries or any affiliate;

                  (iii)   "Employee Agreement" shall refer to each management,
                           ------------------
     employment, severance, consulting or similar agreement or contract between the Company, its subsidiaries or any affiliate and any Employee.

          (b)     Schedule 3.10 contains an accurate and complete list of each
                  -------------
Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Employee Plan. Except as set forth in Schedule 3.10, neither the Company nor any of its subsidiaries has
             -------------
any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor do they have any intention or commitment to do any of the foregoing.

          (c) The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial or account valuations, if any, prepared for each Employee Plan; (iii) all opinions, notifications or determination letters and rulings from the Internal Revenue Service, the United States Department of Labor or any other governmental authority relating to Employee Plans and copies of all applications, audits, examinations and correspondence to or from the Internal Revenue Service, the United States Department of Labor or any other governmental authority with respect any Employee Plan; (iv) the three most recent years of annual and periodic accounting of Employee Plan assets; (v) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; and (vi) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or any of its subsidiaries.

          (d) (i) The Company and each of its subsidiaries have performed all material obligations required to be performed by each of them under each Employee Plan and Employee Agreement; (ii) each Employee Plan (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of the terms of the plan as well as ERISA, the Code and any other applicable law; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan or under any Employee Agreement; (iv) the Company and its subsidiaries shall perform all material obligations required to be performed under each Employee Plan and Employee Agreement between the date of this Agreement and the Closing; (v) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Company and its subsidiaries or Parent (other than claims for benefits accrued or otherwise properly payable thereunder prior thereto, and ordinary administration expenses typically incurred in a termination event); (vi) there are no inquires or proceedings pending or, to the knowledge of the Company threatened by the Internal Revenue Service, the United States Department of Labor or any other governmental authority with respect to any Employee Plan or Employee Agreement;
(vii) neither the Company nor any of its subsidiaries is subject to any penalty or Tax, including, but not limited to, any excise tax, with respect to any Employee Plan or Employee Agreement; (viii) to the Company's knowledge, no prohibited transaction within the meaning of Section 4975 of the Code or
Section 406 or 407 of the Employee Retirement Income Security Act ("ERISA"),
                                                                    -----
and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan and no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Employee Plan, and no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of such Employee Plan is pending or, to the Company's knowledge, threatened; and (ix) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determination letter and make any amendments necessary to obtain favorable determination, and, to the Company's knowledge, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Employee Plan.

          (e) Neither the Company nor any of its subsidiaries has not now, nor has ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or
Section 412 of the Code. Neither the Company nor any of its subsidiaries contributes to, nor has ever contributed to or has ever been required to contribute to any multi-employer plan as defined in Section 3(37)(A) of ERISA ("Multi-employer Plan") or has any liability (including withdrawal liability)
  -------------------
under any Multi-employer Plan. None of the transactions contemplated by this Agreement will trigger any withdrawal or termination liability under any Multi-employer Plan.

          (f) Neither the Company nor any of its subsidiaries has not now, nor has ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (g) No Employee Plan provides, or imposes any obligations to provide life insurance, health or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable Law, and neither the Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable Law. Except to the extent (if any) to which provision or allowance has been made in the September 30, 2001 Balance Sheet or is otherwise required in connection with the transactions contemplated by this Agreement, no material liability has been incurred by the Company or any of its subsidiaries to pay damages (or wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee) and no gratuitous payments have been made or promised by the Company or any of its subsidiaries in connection with the actual or proposed termination or suspension of employment or variation or any contract of employment of any present or former director or employee.

          (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) under any Employee Plan, Employee Agreement, trust or loan constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in any options, warrants, rights or benefits or obligation to fund benefits with respect to any Employee.

          (i) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Employee Plan and the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Employee that is an employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan"). No
                                                           ------------
Welfare Plan is self funded.

     SECTION 3.11.  Material Contracts.
                    ------------------

          (a)     Except only as to contracts and documents listed in Schedule
                                                                      --------
3.11 hereto or any other Schedule attached to this Agreement, neither the
----
Company nor any of its subsidiaries is a party to or bound by, and none of their respective assets and properties are subject to, any:

                  (i) distribution or sales representative agreements relating to the Company's or any of is subsidiaries' products and services;

                  (ii) employment, consulting, severance or representation contract;
                  (iii)   contract with any labor union or association;

                  (iv) bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance or other plan or agreement providing employee benefits;

                  (v) lease with respect to any property, real or personal, whether as lessor or lessee, providing for an annual rental in excess of $100,000;

                  (vi) continuing contract, or series of related contracts, which involves payments by the Company or any of its subsidiaries of in excess of $100,000 individually or $250,000 in the aggregate;

                  (vii) contract or commitment for any capital expenditures exceeding $100,000 individually or in the aggregate;

                  (viii) executory contracts for the purchase or sale of goods or services by the Company or any of its subsidiaries exceeding $100,000 in any year;

                  (ix) agreement relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the Ordinary Course of Business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any person (other than the endorsement of negotiable instruments for collection in the Ordinary Course of Business);

                  (x) agreement that contains restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company or any of its subsidiaries;

                  (xi) letters of credit or similar arrangements issued on behalf of the Company or any of its subsidiaries;

                  (xii)   agreement concerning a partnership or joint venture;

                  (xiii) powers of attorney granted by or on behalf of the Company or any of its subsidiaries;

                  (xiv) agreement, other than agreements entered into in the Ordinary Course of Business consistent with past practice, which prohibits the Company or any of its subsidiaries from freely engaging in business anywhere in the world; or

                  (xv) agreement under which the Company or any of its subsidiaries has advanced or loaned any material amount to any of its directors, officers and employees outside the Ordinary Course of Business;

                  (xvi) all contracts, agreements or commitments with any Governmental Entity to which the Company or any of its subsidiaries is a party;

                  (xvii) all contracts, agreements or commitments between or among the Company or any of its subsidiaries and any Shareholder of the Company or any of its subsidiaries or any affiliate of such person;

                  (xviii) all contracts or agreements for the storage, transportation, treatment or disposal of any Hazardous Material (as defined in Section 3.12);

                  (xix) all contracts or agreements pursuant to which the Company has agreed to indemnify a third party or hold a third party harmless against or from any fact, occurrence or other matter; or

                  (xx) any contract, agreement or commitment pursuant to which the Company or any of its subsidiaries has granted any exclusive marketing or other rights to any third party.

          (b)     A complete and correct copy of each contract listed on
Schedule 3.11 hereto or on any other Schedule attached hereto (collectively,
-------------
the "Contracts") has been delivered to Parent, and each such contract is in
     ---------
full force and effect and none of the parties thereto are in default thereunder.

          (c) Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 3.11 is a valid
                                                       -------------
and binding obligation of the Company or its subsidiaries, as applicable, and, to the Company's knowledge, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies.
Except as otherwise set forth in Schedule 3.11 hereto, there have not been any
                                 -------------
defaults by the Company or its subsidiaries, as applicable, or, to the best knowledge of the Company, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or its subsidiaries, as applicable, or, to the knowledge of the Company, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the assets of the Company or its subsidiaries, as applicable, except such as would not have a Material Adverse Effect. To the Company's knowledge, no Contract contains any material requirement with which there is a reasonable likelihood that the Company or its subsidiaries, as applicable, or any other party thereto will be unable to comply.

          (d)     Except as listed on Schedule 3.11, there is no Contract, the
                                      -------------
continuation, validity, effectiveness or terms of which will be affected by the consummation of the transactions contemplated by this Agreement, except such as would not have a Material Adverse Effect. Except as listed on Schedule 3.11,
                                                              -------------
there exists no actual or, to the best knowledge of the Company, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a Material Adverse Effect on the Company or its subsidiaries, as applicable, including without limitation, (i) the business relationship of the Company or its subsidiaries, as applicable, with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of the Company or its subsidiaries, as applicable, (ii) the requirements of any customer or related group of customers of the Company or its subsidiaries, as applicable, whose purchases individually or in the aggregate are material to the operations and financial condition of the Company or its subsidiaries, as applicable, or (iii) the business relationship of the Company or its subsidiaries, as applicable, with any material supplier.

          (e) There are no commitments for capital expenditures in excess of $100,000 that have been approved or made prior to the date of this Agreement by the Company or any of its subsidiaries and that remain outstanding as of the date hereof. To the Company's knowledge, none of the Contracts is for materials, supplies, equipment, or services in excess of the Company's or its subsidiaries' normal requirements or as needed for reasonably anticipated needs of the Company's or its subsidiaries' respective businesses.

     SECTION 3.12. Environmental and Safety Matters.
                   --------------------------------

          (a)     Hazardous Material.  As of the date hereof, to the knowledge
                  ------------------
of the Company, but without investigation, no underground storage tanks are present under any property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased. As of the date hereof, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, urea-formaldehyde and all substances, chemicals or materials listed, defined or regulated as hazardous or toxic substances or as a pollutant, contaminate or waste, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and any other Environmental Laws, and the regulations promulgated pursuant to said laws, or any byproduct thereof (any such substance, a "Hazardous Material"), but excluding office and janitorial
                   ------------------
supplies, are present, as a result of (a) the actions of the Company or any of its subsidiaries or (b) to the Company's knowledge, any third party's actions or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b)     Hazardous Materials Activities.  At no time has the Company or
                  ------------------------------
any of its subsidiaries transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has the Company or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material, or contracted with any person to take any such action (collectively, "Hazardous Materials Activities") in violation of any
                       ------------------------------
rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which such violation would have a Material Adverse Effect taken as a whole.

          (c)     Environmental Liabilities.  No action, proceeding, revocation
                  -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened concerning any environmental permit or any Hazardous Materials Activity of the Company or any of its subsidiaries.
The Company is not aware of any fact or circumstance which would reasonably be expected to involve the Company or any of its subsidiaries in any environmental litigation or impose upon any environmental liability which would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, as of the date of this Agreement, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

          (d)     Environmental Audits and Reports. Schedule 3.12 lists all
                  --------------------------------  -------------
material environmental reports, investigations and audits, of which the Company or any of its subsidiaries has possession or actual knowledge and which were generated during the last five years, relating to premises currently or previously owned or operated by the Company or any of its subsidiaries (whether conducted by or on behalf of the Company or any of its subsidiaries or a third party, and whether done at the initiative of the Company or any of its subsidiaries or directed by a Governmental Entity or other third party). Complete and accurate copies of such written environmental reports, investigations and audits have been delivered by the Company to Parent.

     SECTION 3.13.  Intellectual Property.
                    ---------------------

          (a)     Certain Definitions

     "Company Intellectual Property" means (i) the Registered Intellectual
      -----------------------------
Property; (ii) any and all other Intellectual Property that is owned by the Company or its subsidiaries, including the Company Software and the Unregistered Intellectual Property; and (iii) any and all Intellectual Property of third parties that is exclusively licensed to the Company or its subsidiary.

     "Company Software" means all computer software, including all enhancements,
      ----------------
versions, releases and updates of such computer software, developed by or for the Company or any of its subsidiaries or otherwise used in the Company's products as of the Closing, and any other computer software regardless of the computer software's stage of development. Company Software includes all source code, object code, firmware, development tools, documentation, files, records and data, and all media on which any of the foregoing is recorded. For purposes of clarification, the Company Software does not include computer software that is licensed under the Excluded Licenses.

     "Excluded Licenses" means contracts, licenses, or other agreements
      -----------------
currently in effect relating to any Intellectual Property that constitutes: (i) "shrink wrap" software; or (ii) third party software generally available to the public for a license fee of less than $10,000.

     "Intellectual Property" means any or all of the following and all rights
      ---------------------
in, arising out of, or associated therewith, whether registered or unregistered, as applicable: (i) United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) inventions and discoveries (whether or not patentable and whether disclosed or undisclosed), disclosures on inventions, trade secrets, proprietary information, know-how, technical data and customer lists, and all documentation relating to any of the foregoing material to the business of the Company; (iii) copyrights, copyright registrations and applications therefor and all other corresponding rights thereto throughout the world; (iv) industrial designs and any registrations and applications therefor throughout the world; (v) trade names, logos, common law trademarks and service marks, and trademark and service mark registrations and applications therefor and all goodwill associated with the foregoing throughout the world; (vi) data bases and data collections and all rights therein throughout the world; (vii) all Web addresses, sites and domain names; (viii) computer software; (ix) any similar corresponding or equivalent rights to any one of the foregoing; and (x) all documentation directly related to any of the foregoing.

     "Registered Intellectual Property" means all of the following items of
      --------------------------------
Intellectual Property owned by the Company or any of its subsidiaries:
(i) United States and foreign patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent to use applications or other registrations related to trade identity and trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; (v) all Web addresses, sites and domain names; and
(vi) any other Intellectual Property that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government, or other public legal authority.

     "Unregistered Intellectual Property" means all Intellectual Property owned
      ----------------------------------
by the Company, other than the Registered Intellectual Property and the Company Software, that is relevant to conducting the business as now being conducted and as presently proposed to be conducted, including: (i) disclosures or inventions; (ii) trade secrets, documented know-how, proprietary processes, and other documented proprietary information relevant to conducting the business of the Company; (iii) unregistered trademarks; and (iv) all unregistered Web addresses, sites and domain names.

          (b)     Schedule 3.13(b) contains a complete list (showing in each
                  ----------------
case the registered or other owner, registration, application or issue date and number, if any) of all Registered Intellectual Property.

          (c) The Company or any of its subsidiaries (i) owns all rights, title, and interest in all Company Intellectual Property free and clear of any encumbrance, including ownership of pending and accrued causes of action for patent, trademark, or copyright infringement, misappropriation, and unfair business practice and has the sole and exclusive right to bring actions for infringement and misappropriation of such Company Intellectual Property, and
(ii) owns free and clear of any encumbrances or otherwise has the right to all Intellectual Property necessary to conduct the business of the Company or any of its subsidiaries as it is currently conducted, including its design, development, manufacture, and sale of its products, services and the Company Software (including those products, services and the Company Software currently under development).

          (d) Each item of Registered Intellectual Property is valid and subsisting; all necessary registration, maintenance or annuity, and renewal fees in connection with such item of Registered Intellectual Property have been made; all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property; and all patent, trademark, service mark and copyright applications set forth on Schedule 3.13(b) have been duly filed. No
                                    ----------------
Registered Intellectual Property has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the Company's best knowledge, (A) no such action is or has been threatened with respect to any of the Registered Intellectual Property, and
(B) to the knowledge of the Company, there is no patent or patent application of another person potentially interfering with any Registered Intellectual Property.

          (e)     Except as described in Schedule 3.13(e), all employees,
                                         ----------------
agents, consultants, contractors, or other persons who have contributed to or participated in the creation or development of any the Company Intellectual Property, including Company Software: (i) made such contribution pursuant to and within the scope of employment with the Company or any of its subsidiaries as an employee or otherwise as a party to a "work-for-hire" agreement under which the Company or any of its subsidiaries is deemed to be the owner and/or author, as applicable, of all right, title, and interest therein; or (ii) have executed a written assignment or other agreement to assign in favor of the Company or any of its subsidiaries legally transferring to the Company or any of its subsidiaries all right, title and interest in the Company or any of its subsidiaries Intellectual Property and ownership of all pending and accrued causes of action relating thereto.

          (f)     Except as set forth on Schedule 3.13(f), all employees and
                                         ----------------
non-employees (including interns, trainees, independent contractors to the Company, vendors, customers, joint-venturers, and other potential claimants) who have had access to any Company Intellectual Property, including the Company Software, have executed a confidentiality agreement, prior to receipt of the Company confidential/proprietary information.

          (g)     Except as set forth on Schedule 3.13(g): (i) the Company
                                         ----------------
and its subsidiaries have complete and exclusive right, title and interest in and to the Company Software; (ii) no third party has any interest in, or right to compensation from the Company or any of its subsidiaries by reason of, the use, exploitation, or sale of the Company Software; (iii) to the Company's knowledge, none of the Company Software contains any source code or portions of source code (including any "canned program" or "free-ware") constituting a material portion of the Company Software created by any party other than the authors of the Company Software on behalf of the Company, (iv) the Company Software is not subject by agreement to any transfer, assignment, site, equipment, or other operational limitation, and no situation, matter, or agreement exists that would prevent the Company or any of its subsidiaries from making any change to the Company Software or combining it with other software in a lawful manner, subject to restrictions under applicable patent laws;
(v) the Company and its subsidiaries have maintained and protected the Company Software with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. [sec]
401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (vi) the Company Software is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain; (vii) the Company and its subsidiaries have copies of all releases or separate versions of the Company Software so that the same may be subject to registration in the United States Copyright Office; (viii) to the knowledge of the Company without further inquiry, the Company Software does not infringe any copyright or other Intellectual Property rights of any other person; (ix) the Company Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by the Company or any of its subsidiaries; (x) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Company Software by any other person; (xi) neither the Company nor any of its subsidiaries has any source code for the Company Software or other the Company Intellectual Property in escrow; and (xii) neither the Company nor any of its subsidiaries has received notice of, and neither the Company nor any of its subsidiaries has knowledge of, any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

          (h) No claims of any kind have been made by the Company or any of its subsidiaries against any third party that, and the Company has no knowledge that, any third party infringes, or has previously infringed, misappropriates, or has previously misappropriated any Company Intellectual Property.

          (i)     Except as set forth in Schedule 3.13(i), no claims of any
                                         ----------------
kind have been made or asserted by any party against the Company or any of its subsidiaries, or, to the knowledge of the Company, against or to the Company's employees, agents or contractors, customers, vendors, suppliers, or distributors claiming or alleging that the Company or any of its products (including products currently under development), services, or methods of operation infringe, have infringed, contribute to the infringement or induce the infringement of, misappropriate the Intellectual Property of any third party, violate the right of any person (including rights of privacy or publicity), or constitute unfair competition, nor is the Company or any of its subsidiaries aware of or on notice of any such infringement, misappropriation or violation. (i) Except as set forth in Schedule 3.13(i), to the Company's
                                         ----------------
knowledge, (i) neither the Company nor any of its subsidiaries has infringed any Intellectual Property right of any third party or breached any obligation of confidentiality owed to a third party, and (ii) the continued operation of the Company's business consistent with past practices will not infringe any Intellectual Property rights of a third party.

          (j) No Company Intellectual Property or product or service of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company or any of its subsidiaries.

          (k)     Schedule 3.13(k) contains a list (showing in each case the
                  ----------------
parties thereto and the material terms thereof) of all contracts, licenses, assignments, software escrows, and other agreements to which the Company or any of its subsidiaries is a party relating to any Intellectual Property licensed or assigned to the Company or any of its subsidiaries (collectively the "Company Licenses") other than Excluded Licenses. Except as set forth on
 ----------------
Schedule 3.13(k): (i) the Company Licenses listed on Schedule 3.13(k) are in
----------------                                     ----------------
full force and effect; (ii) the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the Company Licenses listed on
Schedule 3.13(k); (iii) the Company and its subsidiaries are in compliance with
----------------
and have not breached any term of, the Company Licenses listed on Schedule
                                                                  --------
3.13(k); and (iv) to the Shareholders' and the Company's knowledge, all other
-------
parties to the Company Licenses listed on Schedule 3.13(k) are in compliance
                                          ----------------
with, and have not breached any term of such the Company Licenses. Except as disclosed on Schedule 3.13(k), following the Closing, the Company will be
             ----------------
permitted to exercise all of its rights under the Company Licenses listed on
Schedule 3.13(k) without the payment of any additional amounts or consideration
----------------
other than ongoing fees, royalties or payments that the Company or any of its subsidiaries would otherwise be required to pay (all of which are specified in
Schedule 3.13(k)).
----------------

          (l)     Except as set forth on Schedule 3.13(l) and other than
                                         ----------------
end-user licenses, neither the Company nor any of its subsidiaries has: (i) licensed, or otherwise authorized any third party reseller, or original equipment manufacturer (OEM) to make, have made, use or sell, copy, distribute, modify, reverse engineer, decompile, prepare derivatives of, or disclose, any the Company Intellectual Property including the Company Software; (ii) conveyed, disclosed, or licensed to any third party any proprietary or trade secret information as "trade secret" is defined in the Uniform Trade Secrets Act, under circumstances that could reasonably be expected to cause a Material Adverse Effect on the Company; and (iii) by any of its acts or omissions (or by acts or omissions of its directors, officers, employees, or agents) caused any proprietary rights in the Company

Intellectual Property, including the Company Software, to be diminished, or adversely affected to any material extent.

          (m)     Schedule 3.13(m) lists all contracts, licenses, software
                  ----------------
escrows, and other agreements between the Company or any of its subsidiaries and any other person wherein or whereby the Company or any of its subsidiaries has agreed to assume, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or any of its subsidiaries or such other person of the Intellectual Property rights of any other person; provided, however, that the foregoing only applies to agreements for which the Company's or any of its subsidiaries' obligations are continuing as of the date of this Agreement.

          (n)     Except as set forth in Schedule 3.13(n), there are no
                                         ----------------
contracts, licenses, software escrows, and other agreements between the Company or any of its subsidiaries and any other person with respect to the Company Intellectual Property with respect to which the Company has received notice of any dispute that could be reasonably considered to be a material dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or any of its subsidiaries thereunder.

          (o) No government funding or university or college facilities were used in the development of any the Company Intellectual Property in a manner that would give such government or university or college any interest in the Company Intellectual Property.

          (p) To the knowledge of the Company, (i) no product, service, or publication of the Company or any of its subsidiaries, (ii) no material published or distributed by the Company or any of its subsidiaries, and
(iii) no conduct or statement of the Company or any of its subsidiaries, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

     SECTION 3.14.  Tax Matters.
                    -----------

          (a) The Company has, or prior to the Closing will have, prepared and timely filed all required Tax Returns (as defined below) relating to any and all Taxes (as defined below) payable by the Company and such Tax Returns are true and correct and have been completed in accordance with applicable law.

          (b) The Company has, or prior to the Closing will have: (i) paid all Taxes it is required to pay and will have withheld with respect to its Employees all income taxes, social security and insurance contributions and other Taxes required to be withheld and, if required, will have deposited same with the appropriate governmental agency, and (ii) will have accrued on the Balance Sheets all Taxes attributable to the Company for the periods covered by the Balance Sheets (whether or not such unpaid Taxes are shown on a Tax Return for such period and whether or not a Tax Return has been filed for such period) and will not have incurred any liability for Taxes for the period prior to the Closing other than in the Ordinary Course of Business.

          (c) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (d) No audit or other examination of any Tax Return of the Company is presently in progress, nor has the Company been notified of any request for such audit or other examination.

          (e) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheets, whether asserted or unasserted, contingent or otherwise.

          (f) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any lien, security interest, encumbrance, pledge, equity, claim, charge, restriction, condition or other adverse interest of any nature whatsoever on the Company or its assets.

          (g) The tax basis of the Company in its assets for purposes of determining its future amortization, depreciation and other income tax deductions is accurately reflected on its tax books and records.

          (h) Neither the Company nor any of its subsidiaries has filed any consent under Code [sec] 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has made any payments or provided any benefits, is obligated to make any payments or provide any benefits, or is a party to any agreement that under certain circumstances could obligate it to make any payments or provide any benefits that will not be fully deductible under Section 162(m) or 280G of the Code or similar provisions of applicable law. The Company is not and has not been a United States real property holding corporation within the meaning of Code [sec] 897(c)(2) during the applicable period specified in Code [sec] 897(c)(1)(A)(ii). Neither the Company nor any of its subsidiaries has taken any position on any Tax Return of the Company or any of its subsidiaries that would require disclosure under Code [sec] 6662 or any similar provision of applicable law. Neither the Company nor any of its subsidiaries is a party to any Tax allocation or sharing agreement or similar arrangement with any other party. Neither the Company nor any of its subsidiaries (A) has ever been a member of an affiliated group filing a consolidated Federal income Tax Return (other than the consolidated group of which the Company is the common parent) or (B) has any liability for the Taxes of any other person under Treas. Reg. [sec] 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (i)     Except as indicated on Schedule 3.14(i), to the Company's
                                         ----------------
knowledge, neither the Company nor any of its subsidiaries maintains or ever has maintained a permanent establishment (as defined under applicable law) in any location outside of the United States and neither the Company nor any of its subsidiaries has ever received notice to the contrary from any foreign governmental authority. Neither the Company nor any of its subsidiaries owes or has ever owed Taxes to any foreign authority outside the country in which it is domiciled.

          (j) No asset of the Company or of any of its subsidiaries is subject to the alternative depreciation system under Code [sec] 168(g). No portion of the cost of any asset of the Company or of any of its subsidiaries has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code [sec] 103(a). None of the assets of the Company or of any of its subsidiaries is property that the Company or any of its subsidiaries is required to treat as being owned by any other person pursuant to the safe harbor lease provisions of former Code [sec] 168(f)(8).

          (k) During the past five years, neither the Company nor any of its subsidiaries has been a party to: (i) any transaction that has been reported as a reorganization within the meaning of Code [sec] 368, or (ii) any transaction, either as a distributing corporation or controlled corporation, that has been reported to qualify for tax-free treatment under Code [sec] 355.

          (l) There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Company or any of its subsidiaries that are, or if issued would be, binding upon the Company or any of its subsidiaries after the Closing.

          (m) Neither the Company nor any of its subsidiaries will have any taxable income or gain as a result of prior intercompany transactions that have been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement.

          (n)     Except as disclosed on Schedule 3.14(n), neither the
                                         ----------------
Company nor any of its subsidiaries has any excess loss account with respect to the stock of any other corporation.

          (o) Neither the Company nor any of its subsidiaries has, in a manner that would be binding on either the Company or its subsidiaries after the Closing, executed, become subject to, or entered into any closing agreement pursuant to Code [sec] 7121 or any similar provision of applicable law.

          (p)     Except as set forth on Schedule 3.14(p), none of the
                                         ----------------
subsidiaries of the Company is an entity organized (i) in a foreign jurisdiction or (ii) pursuant to a foreign law.

     The term "Tax" or collectively "Taxes" means (i) any and all federal,
               ---                   -----
state and local and other foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, license, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, estimated, severance, stamp, occupation, premium, windfall profits, environmental, withholding, social security (or similar), disability, unemployment, and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     The term "Tax Return" shall mean any return, declaration, report, claim
               ----------
for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     SECTION 3.15.  Vote Required. The only vote of the holders of any classes
                    -------------
or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock in favor of the approval of this Agreement.

     SECTION 3.16.  Leases, Title to Properties, Etc. The Company does not
                    ---------------------------
own any real property. Attached hereto as Schedule 3.16 is a general
                                          -------------
description of each parcel of real property leased by the Company.
Schedule 3.16 hereto describes each lease agreement under which the Company has
-------------
any leasehold interest in any real property. The Company is in possession of all such real properties leased by it. The Company has good and marketable title to all properties and assets owned by it, including those reflected in the Balance Sheets (other than properties and assets reflected in the Balance Sheets which have since been sold or otherwise disposed of in the Ordinary Course of Business (as defined in Section 3.07) and those described in Schedules 3.13, 3.17 and 3.18) free and clear of all liens, mortgages, security
--------------  ----     ----
interests and encumbrances, including any conditional sale or other title retention agreement (collectively, "Liens"), except for the following matters
                                    -----
(the "Permitted Liens"):
      ---------------

          (a) liens for Taxes (as defined in Section 3.14) not yet due and payable;

          (b) statutory liens in immaterial amounts which are not yet delinquent;

          (c) minor defects and irregularities in title or encumbrances which do not impair the use thereof for the purposes for which they are held; and

          (d)     as set forth in the Balance Sheets.

The leases set forth in Schedule 3.16 hereto are in full force and effect and
                        -------------
there is no existing default under any of such leases on the part of the lessor or lessee thereunder. Such leases consist only of documents described in
Schedule 3.16 hereto, true, complete and correct copies of which have been
-------------
delivered by the Company to Parent. To the Company's knowledge none of the buildings, structures or appurtenances located upon the real properties described in Schedule 3.16 hereto or the operation and maintenance thereof as
             -------------
now operated or maintained, contravenes any zoning ordinance or other administrative regulation (whether or not permitted because of prior nonconforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially adversely affect the value thereof. The real properties currently leased by the Company (a) are in good condition, ordinary wear and tear excepted, (b) have been properly maintained, (c) do not require more than regularly scheduled maintenance in the ordinary course, consistent with the Company's established maintenance policies, to keep them in good operating condition, and (d) are adequate for the Company's business as presently conducted.

     SECTION 3.17.  Fixed Assets; Inventory.
                    -----------------------

          (a)     Schedule 3.17(a) is a list as of September 30, 2001 of all
                  ----------------
of the fixed assets used in the business of the Company (the "Fixed Assets"),
                                                              ------------
other than any Fixed Asset the replacement cost of which would be less than $5,000 and which is not of material importance to the Company's operations. The Fixed Assets used by the Company as of the date hereof (a) are in good working order and condition, ordinary wear and tear excepted, (b) have been properly maintained, (c) are suitable for the uses for which they are being utilized in the Company's business, (d) do not require more than regularly scheduled maintenance in the ordinary course, consistent with the Company's established maintenance policies, to keep them in good operating condition, (e) comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof, and (f) are all the material assets necessary for the Company's business as presently conducted.

          (b) The Inventory is in good and merchantable condition and suitable for its intended purposes.

     SECTION 3.18.  Notes and Accounts Receivable. Attached hereto as
                    -----------------------------
Schedule 3.18 are (i) accurate lists as of January 14, 2002 of all accounts and
-------------
notes receivable of the Company, including any accounts or notes receivable not reflected in the September 30, 2001 Balance Sheet, and (ii) agings of all such accounts and notes receivable showing amounts due in 30-day aging categories. All such accounts and notes receivable on such listings arose from, and all accounts and notes receivable of the Company created between September 30, 2001 and the Closing will have arisen from, the provision of goods and services by the Company in the Ordinary Course of Business. The Company has received no notice or knows of no counterclaim or set-off with respect to any such accounts or notes receivable, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the September 30, 2001 Balance Sheet. Except to the extent collected since September 30, 2001, all notes and accounts receivable reflected on the September 30, 2001 Balance Sheet are, and all notes and accounts receivable accruing between the September 30, 2001 and the Closing will be (i) bona fide claims against debtors for sale or other charges, (ii) subject to no material expenses, set-offs or counterclaims, and (iii) collected in an amount equal to the net amount thereof as set forth on the September 30, 2001 Balance Sheet within 180 days of the date when due.

     SECTION 3.19.  Conflict of Interest. Except as set forth in Schedule 3.19,
                    --------------------                         -------------
neither the Company, nor any officer, director or affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of the Company or any member of the immediate family of any such person:

          (a) has any direct or indirect interest in (A) any entity which does business with the Company, or (B) any property, asset or right which is used by the Company in the conduct of its business, or (C) any competitor of the Company;

          (b)     has any contractual relationship with the Company; or

          (c) has been involved in any transaction with the Company during the past three (3) years.

     Except for the payment of employee compensation in the Ordinary Course of Business, the Company does not have any liability or any other obligation of any nature whatsoever to any Shareholder of the Company or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     SECTION 3.20.  Insurance. Schedule 3.20 contains an accurate description
                    ---------  -------------
(including liability limits, deductibles and coverage exclusions) of all policies of fire, general liability, property, worker's compensation, errors and omissions and other forms of insurance maintained by or on behalf of the Company in connection with the Company's business as protection for the Company's assets and business. Except as set forth in Schedule 3.20 hereto, all of such policies are now in full force and
         -------------
effect and policies covering the same risks and in substantially the same amounts have been in full force and effect during the past five (5) years. The Company has not received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

     SECTION 3.21.  Brokers. Except for Adams, Harkness & Hill, Inc., whose
                    -------
fees and expenses (collectively, the "Banking Fee") shall be paid by the
                                      -----------
Company and handled as set forth in Section 2.01, the Company is not a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against it for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

     SECTION 3.22.  Questionable Payments. Neither the Company nor any of its
                    ---------------------
subsidiaries has made, and the Company has no knowledge or information that any shareholder, officer, director, employee, agent or other representative acting on the Company's or any of its subsidiaries' behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with corporate funds, payments from corporate funds not recorded on the books and records of the Company, payments from corporate funds which were falsely recorded on the books and records of the Company, payments from corporate funds to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business either within the United States of America or abroad.

     SECTION 3.23.  Tax Treatment. Neither the Company nor any of its
                    -------------
affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

     SECTION 3.24.  Forecasts and Projections. All of the Company's forecasts
                    -------------------------
and projections made to Parent regarding the Company's business and financial prospects and performance have been made in good faith and based on both reasonable and practical assumptions and expectations, including, but not limited to, those based on the Company's past performance.

     SECTION 3.25.  Guaranties and Suretyship. Neither the Company nor any
                    -------------------------
of its subsidiaries is a party to or bound by any guaranties or matters of suretyship, or other similar instrument.

     SECTION 3.26.  Warranties. Except as set forth on Schedule 3.26, neither
                    ----------                         -------------
the Company nor any of its subsidiaries has given or made any express warranties to third parties with respect to any products sold or services performed by the Company or any of its subsidiaries, and except for the warranties contained in certain of the contracts listed in Schedule 3.11, the
                                                           -------------
Company has no knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against the Company or any of its subsidiaries not covered by insurance, for liability in connection with the sale of goods or performance of services by the Company or any of its subsidiaries or on account of any express or implied warranty in connection therewith.

     SECTION 3.27.  Intentionally Omitted.
                    ---------------------

     SECTION 3.28.  Compliance with Laws. Since the date of incorporation,
                    --------------------
the Company and its subsidiaries have complied with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing Taxes and those relating to exports of products or technology, in every applicable jurisdiction, in respect of the ownership of their respective assets and properties and the conduct of their respective businesses where the effect of failure to so comply would have a Material Adverse Effect. Except as disclosed in Schedule 3.28 hereto, and without limiting the
                       -------------
generality of this Section 3.28, there are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of the Company, threatened, by any such governmental authorities against the Company or any of its subsidiaries or relating to the Company's or any of its subsidiaries' business, or (ii) citations issued or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or the Company's or any of its subsidiaries' business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or the Company's or any of its subsidiaries' business, including under any federal or state regulation or otherwise, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or interfere with the maintenance, or the transfer or reissuance to Parent, of the permits, licenses, franchises, certificates, authorizations or any right to operate held by the Company; and, to the best knowledge of the Shareholders and the Company, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

     SECTION 3.29.  Bank Accounts and Powers of Attorney. Attached hereto as
                    ------------------------------------
Schedule 3.29 is a list setting forth:
-------------

          (a) the name of each bank, savings and loan or other financial institution in which the Company has any account or safe deposit box, the account name and number of each such account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto;

          (b) the name of each person, corporation, firm, association, or business entity or enterprise holding a general or special power of attorney from the Company and a summary of the terms thereof; and

          (c) the name and address of each person holding a credit card for which the Company is responsible

     SECTION 3.30.  Business Relations. Except as disclosed on Schedule 3.30,
                    ------------------                         -------------
the Company has no knowledge that (i) any customer listed on Schedule 3.30 will
                                                             -------------
cease to do business with the Company after the consummation of the Merger contemplated hereby on substantially the same terms and at substantially the same levels (considered on an annualized basis) as previously conducted with the Company; or (ii) any vendor of goods or services to the Company expects or intends to increase the cost of goods or services provided by such vendor to the Company; or (iii) that any customer or client of the Company has required or intends to request any decrease in the cost of services provided by the Company. No representation is made as to the future volume of business with any customers or vendors or the price or terms thereof.

     SECTION 3.31.  Complete Copies of Materials. The Company has delivered to
                    ----------------------------
Parent true and complete copies of each document (or summaries of same) referred to in a Schedule to this Agreement.

     SECTION 3.32.  Full Disclosure. All of the representations and warranties
                    ---------------
made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUB

     Except as set forth in the Disclosure Schedule delivered by Parent and the Merger Sub to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Schedule") or in the Parent SEC Reports (as defined in
      --------------------------
Section 4.07), Parent and the Merger Sub, hereby represent and warrant to the Company and the Shareholders that the statements in this Article IV are true and correct. Any matter disclosed or cross-referenced in one section of the Company Disclosure Schedule shall be deemed disclosed for all purposes of the Company Disclosure Schedule to the extent that the Agreement requires such disclosure and to the extent that the relevance and significance of such disclosure are evident from said disclosure or cross-reference.

     SECTION 4.01. Organization and Qualification. Each of Parent and each
                   ------------------------------
subsidiary of Parent (the "Parent Subsidiaries") is a corporation duly
                           -------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 10.02(a)). Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has
                   ----------------------------------------
heretofore made available to the Company a complete and correct copy of the certificate of incorporation and the by-laws of Parent and the articles of incorporation and by-laws of the Merger Sub. Such certificate of incorporation, articles of incorporation and by-laws are in full force and effect. Neither Parent nor the Merger Sub is in violation of any of the provisions of their respective organizational documents.

     SECTION 4.03. Authorized Capital Stock.
                   ------------------------

          (a)     The authorized capital stock of Parent consists of
(i) 200,000,000 shares of Parent Common Stock, $0.1167 par value. As of September 30, 2001, 36,647,000 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights. Except as set forth in
Schedule 4.03 of the
-------------

Parent Disclosure Schedule, or pursuant to the stock option and stock purchase plans of Parent (the "Parent Stock Plans"), there are no options, warrants or
                      ------------------
other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of the Merger Sub consists of 100 shares of common stock, $0.01 par value per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent.

          (c) The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01(a) will (i) be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Parent's articles of incorporation or by-laws or any agreement to which Parent is a party or is bound and (ii) when issued, be exempt from registration under the Securities Act and exempt from registration under applicable Blue Sky Laws.

     SECTION 4.04. Authority Relative to This Agreement. Each of Parent and the
                   ------------------------------------
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and the Escrow Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and the Merger Sub and the consummation by each of Parent and the Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by the boards of directors of Parent and the Merger Sub and by Parent as the sole shareholder of the Merger Sub and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Massachusetts Law). This Agreement has been duly and validly executed and delivered by each of Parent and the Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each of Parent and the Merger Sub, enforceable against each of Parent and the Merger Sub in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     SECTION 4.05.  No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) The execution and delivery of this Agreement by each of Parent and the Merger Sub do not, and the performance of this Agreement by each of Parent and the Merger Sub will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate in any material respect any Law applicable to Parent or the Merger Sub or by which any material property or asset of Parent or the Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or the Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for, in the case of clauses
(ii) and (iii) above, such conflicts, violations, defaults or rights as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or to impair materially the ability of either of Parent or the Merger Sub to consummate the transactions contemplated by this Agreement.

          (b) The execution and delivery of this Agreement by each of Parent and the Merger Sub do not, and the performance of this Agreement by each of Parent and the Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of Blue Sky Laws or state takeover laws, (ii) for the filing and recordation of appropriate merger documents as required by Massachusetts Law, (iii) for filings required by the Nasdaq Stock Market, Inc. and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be expected to have, individually or in the aggregate to have a Parent Material Adverse Effect or to prevent or delay materially the consummation of the transactions contemplated by this Agreement.

     SECTION 4.06. Permits; Compliance. Each of Parent and the Parent
                   -------------------
Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except for such
                                            --------------
nonpossession, suspension or cancellation that has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any Parent Permits has not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 4.07. SEC Filings; Financial Statements.
                   ---------------------------------

          (a)     Parent has filed, and made available to the Company and
its representativ es, all forms, reports and documents required to be filed by it with the SEC since January 1, 2001 through the date of this Agreement (collectively, the "Parent SEC Reports"). As of the respective dates they were
                    ------------------
filed, (i) the Parent SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Securities "Exchange Act" of 1934,
                                                          ------------
as amended (the "Exchange Act") as the case may be, and (ii) none of the Parent
                 ------------
SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. Parent is eligible to register the resale of the Parent Company Stock to be issued hereby by the Shareholders under a Form S-3 registration statement.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect).

     SECTION 4.08. Operation of the Merger Sub. The Merger Sub is a wholly
                   ---------------------------
owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 4.09.  Absence of Certain Changes or Events. Since September
                    ------------------------------------
30, 2001, except as contemplated by or as disclosed in this Agreement, or as disclosed in the Parent SEC Reports, Parent and its subsidiaries have conducted their businesses only in the Ordinary Course of Business and, since such date, there has not been (a) any Parent Material Adverse Effect, or (b) any material change by Parent or any Parent Subsidiary in its accounting methods, principles or practices, except for any such change required by reason of a concurrent change in GAAP.

     SECTION 4.10.  Taxes. Parent is not aware of any agreement, plan or other
                    -----
circumstance that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

     SECTION 4.11.  Brokers. No broker, finder or investment banker is entitled
                    -------
to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or the Merger Sub.

     SECTION 4.12.  Litigation. Except as set forth in Schedule 4.12 hereto,
                    ----------                         -------------
there is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of Parent, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of Parent, threatened, against Parent, which (i) could reasonably be expected to adversely affect Parent's ability to perform any of its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any material judgment or liability, or which may become a claim, against Parent or its business or assets prior to or subsequent to the Closing, which in any such case would be reasonably expected to have a Parent Material Adverse Effect. Except as set forth in Schedule 4.12, Parent is not subject to any
                               -------------
judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Parent or its assets or business.

                                   ARTICLE V

                   CONDUCT OF BUSINESSES PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Merger.
                   -----------------------------------------------------
Except as set forth in the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, the Company agrees that, between the date of this Agreement and the Effective Time:

          (i) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the Ordinary Course of Business and in a manner consistent with past practice;

          (ii) the Company shall use commercially reasonable best efforts to preserve substantially intact its current business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers, distributors, lessors, creditors, contractors and other persons with which the Company has business relations, with the intention that its goodwill and ongoing businesses shall be preserved;

          (iii) the Company shall maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all of the Company's assets; and

          (iv) the Company shall observe and perform all terms, conditions, covenants and obligations contained in all existing agreements between the Company and third parties the violation of which would have, individually or in the aggregate, a Material Adverse Effect on the Company's business; not willfully take any action which would cause a breach or violation of or default under any material agreement, lease, contract, or other written instrument, commitment or arrangement, or under any License or Permit, judgment, writ or order, applicable to or affecting the Company's business or the Company Common Stock, and promptly notify Parent in writing of the occurrence of any such breach or default.

     By way of amplification and not limitation, except as expressly provided in this Agreement or as set forth in the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following:

          (a) amend or otherwise change its articles of incorporation or by-laws;

          (b) issue, sell, pledge, dispose of, grant, encumber, transfer or authorize the issuance, sale, pledge, disposition, grant, encumbrance or transfer of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, or (ii) any assets or properties of the Company other than in the Ordinary Course of Business;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or, except in the Ordinary Course of Business, any material assets;

          (f) incur or agree to incur any indebtedness for borrowed money or issue or agree to issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, except for indebtedness incurred in the Ordinary Course of Business, which in no event shall exceed $50,000 individually or $250,000 in the aggregate;

          (g) make or authorize any capital expenditures involving payments by the Company in excess of $50,000 individually or $250,000 in the aggregate;

          (h) increase or agree to increase the compensation payable or to become payable to its officers, directors or employees, except for increases in accordance with past practice in salaries or wages of employees of the Company who are not officers of the Company, or grant or agree to grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer, employee or consultant of the Company (except that the Company may continue to hire new employees and to enter into employment agreements or arrangements with such new employees), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, savings, insurance, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, other than in the Ordinary Course of Business;

          (i) enter into, amend, modify or waive any material right under any contract or agreement material to the business, results of operations or financial condition of the Company;

          (j) enter into any licensing, distribution, sponsorship, advertising, marketing, sales, merchant program or other similar contracts, agreements, or obligations involving payments by the Company in excess of $50,000;

          (k) take any action, other than reasonable and usual actions in the Ordinary Course of Business and consistent with past practice, with respect to accounting policies or procedures, except for any such action required by a concurrent change in GAAP;

          (l) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

          (m) make any loans, advances or capital contributions to, or investments in, any other person;

          (n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (o) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the Ordinary Course of Business;

          (p) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that would reasonably be expected to have a Material Adverse Effect;

          (q) make any material Tax election (except as permitted by Section 7.11) or settle or compromise any Tax liability or permit any material insurance policy naming it as a beneficiary or loss-payable to expire or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Parent is obtained and in effect;

          (r) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all respects;

          (s)     fail to pay any Taxes or other material debts when due;

          (t) fail to maintain all insurance polices consistent with past practices and, unless comparable insurance is substituted therefor, not take any action to terminate or modify, nor permit the lapse or termination of, the present insurance policies and coverages of the Company;

          (u) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) would involve payment by the Company of more than $50,000 individually or $250,000 in the aggregate or that would reasonably be expected to have a Material Adverse Effect;

          (v) take any action or fail to take any action that could reasonably be expected to (i) limit the utilization of any net operating losses, built-in losses, tax credits or other similar items of the Company under Section 382, 383, 384 or 1502 of the Code or the Treasury Regulations thereunder, other than limitations arising under the Merger, (ii) cause any transaction in which the Company was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code, or (iii) cause or voluntarily permit a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading or incomplete the information concerning Taxes set forth or referred to in
Section 3.14 hereof, or that would reasonably be expected to have a Material Adverse Effect for any period prior to the Effective Time; or

          (w) take or agree in writing or otherwise to take any of the actions described in Sections 5.01(a) through 5.01(v) or take any action that would make any of the representations or warranties of the Company contained in this Agreement (including the exhibits hereto) untrue or incorrect.

     SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent
                   ------------------------------------------------
agrees that, except as contemplated by this Agreement Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock.

                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

     SECTION 6.01. Resale Registration Statement on Form S-3.
                   -----------------------------------------

          (a) Parent shall use commercially reasonable best efforts to register for resale the shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 (the "Parent Shares") to the
                                                 -------------
Shareholders under the Securities Act. With respect to the Parent Shares to be registered, Parent shall take the following actions:

                  (i) Prepare, and within sixty (60) days following the Closing, file, and use commercially reasonable best efforts to cause to become effective as soon as practicable with the Commission and keep effective for a period of two (2) years, a registration statement (the "Registration Statement"), and reasonable and necessary amendments,
      ----------------------
     regarding such Parent Shares;

                  (ii) Furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act;

                  (iii) Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky Laws of the Commonwealth of Massachusetts and such other jurisdictions reasonably deemed necessary by Shareholders, and prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification as necessary;

                  (iv) Notify the Shareholders, at any time when a prospectus relating to securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Parent will promptly amend or supplement the Registration Statement to correct any such untrue statement or omission;

                  (v) Notify the Shareholders of the issuance by the SEC or any state securities regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for the purpose; and

                  (vi) Do such other actions or make available to the Shareholders such documents as reasonably required under the Securities Act and as reasonably requested in relation to the registration of securities covered by the Registration Statement.

          (b) Notwithstanding the foregoing, Parent shall not be obligated to take any action pursuant to this Section 6.01 in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in affecting such registration, qualification or compliance, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (c) Notwithstanding Parent's obligations under this Section 6.01, if in the good faith judgment of Parent, following consultation with legal counsel, it would be detrimental to Parent and its stockholders for resales of the Parent Shares to be made pursuant to the Registration Statement due to the exercise of a material development or potential material development involving Parent which Parent would be obligated to disclose in the Registration Statement, but which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect on Parent or its stockholders, Parent shall have the right to suspend the use of the Registration Statement for a period of not more than sixty (60) days. If the use of the Registration Statement is suspended by Parent, Parent shall promptly give notice of the suspension to all Shareholders whose Parent Shares are covered by the Registration Statement, and shall promptly notify each such Shareholder when the use of the Registration Statement may be resumed.

          (d) All expenses incurred in connection with registrations pursuant to this Section 6.01, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, transfer agent fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for the Shareholders (not to exceed $15,000), shall be borne by Parent. All underwriting discounts, selling commissions and stock transfer taxes applicable to the Parent Shares being registered by the Shareholders shall be borne by the Shareholders. Parent's obligations pursuant to this Section 6.01 shall be conditioned upon the execution and delivery by the Shareholders of customary indemnification agreements, in form reasonably satisfactory to Parent and its counsel, relating to such registration.

          (e) The obligations of Parent to register the Parent Shares shall not be transferable by the Shareholders except (i) in connection with a transfer of the Parent Shares to a Shareholder's ancestors, decedents or spouse (or former spouse in connection with marriage dissolution proceedings) on death or otherwise, or to a trust from their benefit. Shareholders shall give prompt notice of any such transfer.

     SECTION 6.02. Approval of Merger by Company and Shareholders.  The Company
                   ----------------------------------------------
shall take all action necessary for the approval of the Merger and adoption of this Agreement. By way of amplification and not limitation, the Company, acting through its Board of Directors, shall, in accordance with all applicable legal requirements and its articles of organization and by-laws, (i) promptly duly call, give notice of, convene and hold a meeting of Shareholders of the Company, (ii) unanimously recommend the approval of the Merger and adoption of this Agreement, (iii) take all commercially reasonable action to solicit such approval and (iv) take all other action necessary or advisable to secure the vote or consent of Shareholders required by Massachusetts Law. Simultaneously with the execution of this Agreement, Nilendu Srivastava and Nirmalendu Srivastava shall each enter into a voting agreement with the Parent, in the form attached hereto as Exhibit F, pursuant to which each of them agrees to
                        ---------
vote their respective shares in favor of the Merger.

     SECTION 6.03. Access to Information; Confidentiality.
                   --------------------------------------

          (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") reasonable access at reasonable
               ---------------
times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof and
(ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request.

          (b) Parent shall comply with, and shall cause its Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated April 10, 2001 (the "Confidentiality Agreement") between the
                                     -------------------------
Company and Parent.

          (c) The Company will hold, and will cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of Parent in connection with the transactions contemplated by this Agreement in accordance with the provisions of the Confidentiality Agreement as if such provisions were applicable to the Company.

     SECTION 6.04. Employee Benefits Matters.
                   -------------------------

          (a) From and after the Effective Time, Parent shall honor, and shall cause the Surviving Corporation to honor, in accordance with their terms, all contracts, agreements, arrangements and commitments of the Company as in effect immediately prior to the Effective Time, to the extent disclosed in writing to Parent prior to the Effective Time, that are applicable to any current or former employees or directors of the Company.

          (b) Parent hereby agrees that, immediately following the Effective Time, it shall, or shall cause the Surviving Corporation to provide employee benefit and compensation plans, programs, contracts and arrangements for the benefit of employees of the Company which, in the aggregate, will provide benefits and compensation that are substantially equivalent to the benefits and compensation provided to such employees under the employee benefit and compensation plans, programs, contracts and arrangements of similarly situated employees of Parent; provided, however, that changes may be made to the extent
                     --------  -------
necessary to comply with applicable law.

          (c) To the extent that service is relevant for eligibility and vesting (and, solely for purposes of calculating entitlement to vacation and sick days, benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Parent or any of the Parent Subsidiaries for the benefit of employees of Parent, such plan, program or arrangement shall credit Company employees for service accrued or deemed accrued on or prior to the Effective Time with the Company or any affiliate or predecessor thereof. In addition, Parent shall waive limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable Plan and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees in the calendar year in which the Effective Time occurs.

          (d) The Company agrees to use its commercially reasonable best efforts to encourage employees of the Company to continue their employment with the Surviving Corporation.

     SECTION 6.05. Further Action; Consents; Filings.  Upon the terms and
                   ---------------------------------
subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental

Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) contest any legal proceedings relating to the Merger, (iv) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law, and
(v) use commercially reasonable efforts to cause the shares of the Parent's common stock to be issued in the Merger to be approved for listing on the Nasdaq National Market prior to the Effective Time. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     SECTION 6.06. Plan of Reorganization.  This Agreement is intended to
                   ----------------------
constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the Income Tax Regulations promulgated under the Code and Revenue Ruling 2001-46. From and after the date of this Agreement and until the Effective Time, each party hereto, shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code, other than as contemplated by this Agreement. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code, other than as contemplated by this Agreement.

     SECTION 6.07. Public Announcements.  The initial press release relating to
                   --------------------
this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Prior to such initial press release, unless otherwise required by applicable Law or the rules and regulations of the Nasdaq National Market, neither Parent nor the Company shall issue any press release or otherwise make any public statements (including any written statement circulated to employees, customers or other third parties), other than a proxy statement delivered to Shareholders in connection with the meeting referred to in Section 6.02, with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other party; subsequent to such initial press release, neither Parent nor the Company shall make any such public statement without coordination with the other party; provided, however, that if after consultation with its counsel, Parent determines that any law, rule or regulatory requirement (including any Nasdaq rule) requires Parent to issue, make or otherwise disseminate a press release, disclosure or other publicity concerning the possible transactions contemplated by this letter, Parent may (without being deemed to be in breach of this Section 6.07) issue, make or otherwise disseminate such press release, disclosure or other publicity.

     SECTION 6.08. Assistance and Cooperation.  After the Closing Date, each of
                   --------------------------
Parent and Company shall:

          (a) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing;

          (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

          (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

          (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other may have a liability, provided that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder; and

          (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

     SECTION 6.09. Notification of Certain Matters.  Parent shall give prompt
                   -------------------------------
notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant or agreement contained in this Agreement not to be complied with in any material respect and (ii) any failure to satisfy any condition to the consummation of the Merger; provided, however, that the
                                             --------  -------
delivery of any notice pursuant to this Section 6.09 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.10. Access to Company Employees.  From and after the date hereof
                   ---------------------------
until the Effective Time, the Company will provide Parent with reasonable access to employees of the Company during normal working hours and upon prior written notice to provide information to such employees about Parent and their continued employment. All communications by Parent with employees of the Company shall be conducted in a manner that does not disrupt or interfere with the Company's efficient and orderly operation of its business.

     SECTION 6.11. Customers and Suppliers.  From and after the date hereof
                   -----------------------
until the Effective Time, upon Parent's written request, the Company shall use its best efforts to introduce Parent to each of its customers and suppliers and shall promptly notify Parent in writing of any proposed or threatened termination of the Company's business relationship with any such customer or supplier.

     SECTION 6.12. No Solicitation of Transactions.  The Company shall not:
                   -------------------------------

          (a) enter into any agreement, understanding or arrangement relating to any Acquisition Proposal;

          (b) consider, or engage in any discussions or negotiations relating to, any Acquisition Proposal;

          (c) provide any information regarding the Company or its business or operations to any party (other than to representatives of Parent) relating to any Acquisition Proposal;

          (d) solicit or encourage, directly or indirectly, the submission of any Acquisition Proposal;

          (e) otherwise take any action which would prejudice the ability of Parent to complete the transactions described in this letter; or

          (f) permit any representative or affiliate of the Company or of any Shareholder to do any of the foregoing.

The term "Acquisition Proposal," as used in this Section 6.12, refers to any
          --------------------
proposal, plan, agreement, understanding or arrangement contemplating (1) any merger, consolidation, reorganization, recapitalization or similar transaction involving the Company or any of its affiliates, (2) any transfer or issuance of any capital stock or other securities of the Company or any of its affiliates other than the issuance of stock options in the Ordinary Course of Business, or the issuance of capital stock upon the exercise of outstanding options, or other stock transfers not resulting in a change of control of more than twenty-five percent (25%) of the Company's common stock as of the date hereof, or (3) any transfer of any material asset of the Company or any of its affiliates, except as expressly permitted by this Agreement.

     SECTION 6.13. Assumption of Company Options.
                   -----------------------------

          (a) Each outstanding option to purchase shares of Company Common Stock shall be assumed and converted into an option to purchase a number of shares of Parent Common Stock determined by multiplying the number of shares subject to such option immediately prior to the Closing Date by the number obtained by dividing (i) the Total Consideration minus the Banking Fee by (ii) the Parent Share Value and further dividing the quotient thereof by the Company Fully-Diluted Capitalization, (such resulting number, the "Conversion Ratio").
                                                           ----------------
The exercise price of such converted option shall be the exercise price of the Company option immediately prior to the Closing Date divided by the Conversion Ratio, and the vesting of such converted option shall be the same as it existed immediately prior to the Closing Date. The Conversion Ratio shall be subject to adjustment in the event of any adjustment to the Merger Consideration under
Section 2.05 or any indemnifiable loss under Section 8.02. In the event that any such converted option is exercised prior to March 30, 2003, the holder shall (x) execute the Shareholder Investment Representations and Joinder Agreement and (y) place in the escrow provided for in Section 2.04 hereof a portion of the shares issued equal to (i) fifteen percent (15%) of said shares if such exercise occurs prior to the determination of Closing Net Worth under
Section 2.05, or (ii) twelve and one half percent (12.5%) if such exercise occurs thereafter, and any and all such shares under clause (i) or (ii) shall be deemed Escrow Shares.

          (b) Parent shall prepare, and within sixty (60) days following the Closing, file, and use commercially reasonable best efforts to cause to become effective as soon as practicable with the Commission, a registration statement on Form S-8 pursuant to the Securities Act, and reasonable and necessary amendments, regarding the shares of Parent Common Stock issuable upon the exercise of options assumed by Parent pursuant to subsection (a) of this
Section 6.13.

     SECTION 6.14. Sale of Vascular Technology, Incorporated Shares.  Prior to
                   ------------------------------------------------
the Closing Date, the Company shall sell to Nilendu Srivastava and/or other members of the Srivastava family, all shares of Vascular Technology, Incorporated ("VTI"), a wholly-owned subsidiary of the Company, for $184,000;
               ---
provided, however, that before making the sale the Company must provide Parent
--------  -------
all documents regarding the sale, and obtain Parent's prior approval before closing the sale, which approval will not unreasonably be withheld or delayed. Such sale shall include the retention of all liabilities of VTI and an indemnification of the Company from and against all liabilities of VTI or relating to its business.

     SECTION 6.15. Completion of Sideways Merger.  As soon as possible, but not
                   -----------------------------
later than fifteen (15) days following the Effective Time, the Surviving Corporation, as part of a single plan to which the Merger is a part, shall be merged with and into a newly formed and wholly-owned subsidiary of Parent ("Newsub") in accordance with the provisions of Massachusetts and Delaware Law.
  ------
Newsub shall ultimately be the surviving corporation in the Merger.

     SECTION 6.16. Listing of Parent Common Stock.  Parent agrees to authorize
                   ------------------------------
for listing on the Nasdaq National Market the shares of Parent Common Stock issuable and reserved for issuance in connection with the Merger, upon official notice of issuance.

     SECTION 6.17. Indemnification Provisions.  (a) Parent and the Surviving
                   --------------------------
Corporation shall indemnify and hold harmless the present and former officers and directors of the Company in respect of any acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Massachusetts or other applicable Law.

          (b) If Parent or the Surviving Corporation (i) merges into or consolidates with any other person and shall not be the surviving or continuing corporation, or (ii) transfers all or substantially all of its assets to another person, then and in each such event, proper provision shall be made so the successors and assigns of the Parent or the Surviving Corporation, as the case may be, shall assume the objections set forth in this Section 6.17

          (c) The rights of each person indemnified under this Section 6.17 shall be in addition to any rights such person may have under the Articles of Organization or bylaws of the Company or other applicable Law, which rights shall survive the Merger and are intended to benefit, and shall be enforceable by, each such indemnified person.

                                 ARTICLE VII

                          CONDITIONS TO THE MERGER

     SECTION 7.01. Conditions to the Obligations of Each Party.  The obligations
                   -------------------------------------------
of the Company, Parent and the Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

          (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the Shareholders of the Company in accordance with Massachusetts Law and the Company's articles of organization; and

          (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the
                              -----
effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

     SECTION 7.02. Conditions to the Obligations of Parent and the Merger Sub.
                   ----------------------------------------------------------
The obligations of Parent and the Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

          (a) each of the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, with only such exceptions as would not have a Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of the Company to such effect;

          (b) the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

          (c) there shall not be pending any suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

          (d) each Shareholder of the Company shall have completed, executed and delivered to Parent a Shareholder Investment Representation and Joinder Agreement in substantially the form attached hereto as Exhibit B;
                                                       ---------

          (e) the Shareholders shall have approved the terms and provisions of this Agreement and of the Merger by the requisite two-thirds vote at a duly called and notice special meeting of the Shareholders in accordance with applicable provisions of Massachusetts Law and the articles of organization and by-laws of the Company;

          (f)     each of the individuals listed on Schedule 7.02(f) shall have
                                                    ----------------
executed and delivered to Parent an Employment Agreement in substantially the form attached hereto as Exhibit C;
                        ---------

          (g) Nilendu Srivastava and Michael Chalsen shall have executed and delivered to Parent employment agreements satisfactory to Parent;

          (h)     each of the individuals listed on Schedule 7.02(h) shall have
                                                    ----------------
executed and delivered to Parent a Non-Competition Agreement, in substantially the form attached hereto as Exhibit D;
                            ---------

          (i) Parent shall have received an opinion of Davis, Malm & D'Agostine, P.C., counsel to the Company, dated as of the Closing Date, substantially in the form and to the effect of Exhibit E hereto;
                                               ---------

          (j) there shall not have been any material adverse change in the business or prospects of the Company, and no litigation shall have been threatened or instituted against Parent or the Company challenging the legality of the transaction;

          (k) Parent's consultants shall have completed an audit which determines to Parent's satisfaction that there are no material environmental problems with any of the facilities owned or leased by the Company;

          (l) all required regulatory and contractual approvals shall have been obtained prior to the Closing Date;

          (m)     the sale of VTI shall have been completed in accordance with
Section 6.14;

          (n) the Consulting Agreement dated April 21, 1998 between the Company and Nirmalendu Srivastava shall have been amended in a manner satisfactory to Parent;

          (o) The aggregate amount of Dissenting Shares (as defined in Section 2.02(f) hereof) shall not exceed five percent (5%) of the total number of shares of Company Common Stock, based on the Company Fully-Diluted Capitalization, issued and outstanding immediately prior to the Effective Time; and

          (p) The Company's financial results for the quarter ended December 31, 2001 shall reflect net sales of not less than $3,800,000, and a net loss no greater than $100,000.

     SECTION 7.03. Conditions to the Obligations of the Company.  The
                   --------------------------------------------
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) each of the representations and warranties of Parent and the Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, with only such exceptions as would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

          (b) Parent and the Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, with only such exceptions as would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect; and

          (c) Parent shall have publicly released its financial statements for the fiscal year ended December 31, 2001, and such financial statements shall reflect (i) net sales of not less than $315 million for said fiscal year, and (ii) net income per share (exclusive of extraordinary or non-recurring items) no less than $.70 per share for said fiscal year.

                                 ARTICLE VIII

                               INDEMNIFICATION

     SECTION 8.01. Survival of Representations and Warranties.  The
                   ------------------------------------------
representations and warranties contained in this Agreement, the Company Disclosure Schedules, the Parent Disclosure Schedules and the Shareholder Investment Representations and Joinder Agreement (collectively, the "Acquisition Documents"), shall survive the Effective Time until the later of
 ---------------------
(a) twelve (12) months
following the Effective Time, or (b) March 30, 2003; provided, however, that
                                                     --------  -------
such time limits shall not apply to any claim involving fraud or intentional misrepresentation or ownership of Shares. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto (which notice shall indicate with reasonable specificity the amount and nature of the claim and the representation on which it is based) to another party hereto, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

     SECTION 8.02. Indemnification by the Shareholders.
                   -----------------------------------

          (a) After the Effective Time, Parent, the Merger Sub and their affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties") shall be indemnified and held harmless by
     --------------------------
each of the Shareholders, jointly and severally, for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) (hereinafter, a "Loss"), arising out of or resulting from:
                           ----

                  (i) the breach of any representation or warranty made by the Company or such Shareholder in the Acquisition Documents;

                  (ii) the breach of any covenant or agreement made by the Company or such Shareholder in the Acquisition Documents to be performed on or prior to the Effective Time; or

                  (iii) the breach of any covenant or agreement made by the Company or such Shareholder in the Acquisition Documents to be performed after the Effective Time.

          (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud, intentional misrepresentation or with respect to the title of the Company Common Stock:

                  (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 8.02(a)(i) and (ii) which may be recovered from any Shareholder shall be limited to the Escrow Shares and shall not exceed such Shareholder's pro rata share of the Escrow Shares;

                  (ii) no indemnification payment by the Shareholders with respect to any indemnifiable Loss otherwise payable under Section 8.02(a) and arising out of or resulting from the causes enumerated in Section 8.02(a)(i) and (ii) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $300,000, after which time the Shareholders shall be liable for all indemnifiable Losses, exceeding, in the aggregate, $300,000;

                  (iii)   The amount of any Loss hereunder shall be reduced by
     (A) any payment received by a Parent Indemnified Party or the Surviving Corporation under any insurance policy, and (B) the amount, if any, by which such Loss reduces the income tax liability of a Parent Indemnified Party or the Surviving Corporation;

                  (iv) Any Loss resulting from the adjustment of the income tax liability of the Company in any taxable year shall be reduced by the present value (computed at the prime rate announced by Bank of America, in effect on the date of any such Loss from the adjustment of income tax liability was incurred) of any corresponding reduction in income tax liability in future taxable years resulting from such adjustments to the extent reasonably quantifiable and reasonably certain to be experienced by Parent; and

                  (v) In no event shall the Shareholders be liable for consequential damages under this Agreement.

     SECTION 8.03. Indemnification by Parent.
                   -------------------------

          (a) After the Effective Time, the Shareholders and their respective affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Shareholder Indemnified Parties") shall be
                            -------------------------------
indemnified and held harmless by Parent for any and all Losses, arising out of or resulting from:

                  (i) the breach of any representation or warranty made by Parent or the Merger Sub in the Acquisition Documents (in each case, solely for purposes of calculating the amount of any Loss pursuant to this Section 8.03, any and all qualifications of a representation or warranty using the words "material," "materiality," "Parent Material Adverse Effect," the negatives thereof, and words of similar import, shall be excluded, as though, for such purposes, the representation or warranty in question had been made without such qualification);

                  (ii) the breach of any covenant or agreement made by Parent or the Merger Sub in the Acquisition Documents to be performed on or prior to the Effective Time; or

                  (iii) the breach of any covenant or agreement made by Parent or the Merger Sub in the Acquisition Documents to be performed after the Effective Time.

          (b) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud, intentional misrepresentation or with respect to the title of the Parent Common Stock:

                  (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 8.03(a)(i) and (ii) which may be recovered from Parent shall be limited to $9,000,000; and

                  (ii) no indemnification payment by Parent with respect to any indemnifiable Loss otherwise payable under Section 8.03(a) and arising out of or resulting from the causes enumerated in Section 8.03(a)(i) and (ii) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $300,000, after which time Parent shall be liable for all indemnifiable Losses, exceeding, in the aggregate, $300,000.

     SECTION 8.04.  Indemnification Procedures. (a) For purposes of this Section
                    --------------------------
8.04, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the party which may be entitled to indemnification is
 ------------------
referred to as the "Indemnified Party". The obligations and Liabilities of
                    -----------------
Indemnifying Parties under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and contingent
                       ------------------
upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Parties notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the
                                                 --------  -------
failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article VIII except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

          (b) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, reasonably acceptable to the Indemnified Party, if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided,
                                                               --------
however, that if (A) the Indemnifying Party fails to diligently defend such
-------
Third Party Claim and (B) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its reasonable discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by any party conducting the defense against such claim without the prior written consent of the other party unless the other party and its affiliates are released in full in connection with such settlement.

     SECTION 8.05.  Distributions from Escrow Fund. In the event that (a) the
                    ------------------------------
Shareholders' Representative shall not have objected to the amount claimed by a Parent Indemnified Party for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (b) the Shareholders' Representative shall have delivered notice of their disagreement as to the amount of any indemnification requested by a Parent Indemnified Party and either (i) the Shareholders' Representative and the Parent Indemnified Party shall have, subsequent to the giving of such notice, mutually agreed that a Shareholder is obligated to indemnify the Parent Indemnified Party for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Parent Indemnified Party for indemnification from such Shareholder and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from such Shareholder and the Parent Indemnified Party or, in the case of clause (ii) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Parent Indemnified Party from the Indemnity Escrow Fund an amount equal to the product of (x) any amount determined to be owed to the Parent Indemnified Party under this Article VIII and (y) the Shareholder Ratio then in effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01.  Termination. This Agreement may be terminated and the Merger
                    -----------
and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

          (b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2002; provided, however, that the right
                                               --------  -------
to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before March 31, 2002;

          (c) if there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

          (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02 would not be satisfied ("Terminating Company Breach"); provided, however, that, if
                   --------------------------    --------  -------
such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts (but in any event not to exceed thirty (30) days following notice thereof), Parent may not terminate this Agreement under this Section 9.01(d); or

          (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and the Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and the Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied ("Terminating Parent Breach");
                                               -------------------------
provided, however, that, if such Terminating Parent Breach is curable by Parent and the Merger Sub through the exercise of their respective best efforts and for so long as Parent and the Merger Sub continue to exercise such best efforts (but in any event not to exceed thirty (30) days following notice thereof), the Company may not terminate this Agreement under this Section 9.01(e).

     SECTION 9.02.  Effect of Termination. In the event of termination of this
                    ---------------------
Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, the Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any
                    --------  -------
party from liability for fraud, intentional misrepresentation, or intentional breach of this Agreement prior to the date of such termination.

     SECTION 9.03.  Amendment. This Agreement may be amended by the parties
                    ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.04.  Waiver. At any time prior to the Effective Time, any party
                    ------
hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.01.  Notices. All notices, requests, claims, demands and other
                     -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

          if to Parent or the Merger Sub:

               Newport Corporation
               1791 Deere Avenue
               Irvine, California 92606
               Facsimile No.: (949) 253-1221
               Attention: Jeffrey B. Coyne, Vice President and General Counsel

          with a copy to:

               Stradling Yocca Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California 92660
               Facsimile No.: (949) 725-4100
               Attention: K. C. Schaaf, Esq.

          if to the Company:

               Micro Robotics Systems, Inc.
               101 Billerica Avenue, Building 3
               North Billerica, Massachusetts 01862
               Facsimile No.: (978) 667-6109
               Attention: Nilendu (Neil) Srivastava, President and Chief Executive Officer

          with a copy to:

               Davis, Malm & D'Agostine, P.C.
               One Boston Place
               Boston, Massachusetts 02108
               Facsimile No.: (617) 523-6215
               Attention: William F. Griffin, Jr., Esq.

     SECTION 10.02.  Certain Definitions. (a) As used in this Agreement, the
                     -------------------
following terms shall have the following meanings:

                    (i)     "affiliate" of a specified person means a person who
                             ---------
     directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

                    (ii)    "Closing Parent Share Value" shall be the average of
                             --------------------------
     the closing sales price per share for shares of Parent Common Stock as reported on the Nasdaq National Market on each of the twenty (20) consecutive trading days ending on the day immediately prior to the Closing Date.

                    (iii)   "Company Business" means the business of developing,
                             ----------------
     manufacturing and selling robotics and optical automation systems to the semiconductor and optical communications industries.

                    (iv)    "Company Capital Stock" means any of the Company's
                             ---------------------
     common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the Company.

                    (v)     "Company Common Stock" means the Company's common
                             --------------------
     stock, $0.01 par value per share.

                    (vi)    "Company Fully-Diluted Capitalization" means the
                             ------------------------------------
     outstanding stock of the Company immediately preceding the Closing Date, assuming the exercise or conversion of all outstanding options, warrants and convertible securities directly or indirectly convertible into Company Common Stock.

                    (vii)   "control" (including the terms "controlled by" and
                             -------
     "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                    (viii)  "Environmental Laws" means any federal, state or
                             ------------------
     local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                    (ix)    "Environmental Permits" means any permit, approval,
                             ---------------------
     identification number, license and other authorization required under any applicable Environmental Law.

                    (x)     "Exchange Ratio" means (1) the Total Consideration
                             --------------
     minus the Banking Fees, multiplied by (2) a fraction, the numerator of which is the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Company Common
                                                               --------------
     Capitalization") and the denominator of which is the Company Fully-Diluted
     --------------
     Capitalization, minus (3) $15,000,000, with such amount divided by the Parent Share Value and the quotient thereof further divided by the Company Common Capitalization.

                    (xi)    "Initial Parent Share Value" shall be the average of
                             --------------------------
     the closing sales price per share for shares of Parent Common Stock as reported on the Nasdaq National Market on each of the twenty-five (25) consecutive trading days ending on the day immediately prior to date of execution of this Agreement.

                    (xii)   "Inventory" means all of the Company's inventories
                             ---------
     of raw materials, stores, supplies, repair parts, work in process, semi-finished goods and finished goods used in the Company's business.

                    (xiii)  "knowledge of the Company" or "the Company's
                             ------------------------      -------------
     knowledge" means the actual knowledge of Nilendu Srivastava, Nirmalendu
     ---------
     Srivastava, Michael Chalsen, Cyriac Devasia, Daniel Crowley, Mary Kijanka, Sung-Pin Sung, Udaya Baindur, Mike Gagnon and Dhiraj Pisal and such knowledge that would be imputed to such persons upon due investigation.

                    (xiv)   "Liabilities" means any debts, liabilities,
                             -----------
     obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

                    (xv)    "Material Adverse Effect" means any material adverse
                             -----------------------
     change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

                    (xvi)   "Parent Common Stock" means the common stock,
                             -------------------
     $0.1167 par value per share, of Parent.

                    (xvii)  "Parent Material Adverse Effect" means any material
                             ------------------------------
     adverse change in or effect on the business, operations, assets, prospects or condition, financial or otherwise, of Parent.

                    (xviii) "Parent Share Value" shall mean (a) the Closing
                             ------------------
     Parent Share Value, if either (i) the Closing Parent Share Value is more than $2.00 in excess of the Initial Parent Share Value, or (ii) the Closing Parent Share Value is more than $2.00 less than the Initial Parent Share Value; and (b) the Initial Parent Share Value in all other cases.

                    (xix)   "person" means an individual, corporation,
                             ------
     partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                    (xx)    "Shareholder Ratio" means, as of a given time, a
                             -----------------
     fraction, the numerator of which is the sum of (a) the Merger Consideration (as adjusted from time to time under Section 2.05 and 8.05 hereof) plus (b) the product of (i) the number of shares of Parent Common Stock issued since the Effective Time to holders of options converted under Section 6.13 (a) upon exercise thereof, multiplied by (ii) the Parent Share Value; and the denominator of which is the sum of the Total Consideration minus the Banking Fees (as such sum is adjusted from time to time by the gross amount of the Net Worth adjustment under Section 2.05 and the gross amount of any indemnified Loss under Section 8.02.

                    (xxi)   "Shareholders" means the record and beneficial
                             ------------
     owners of the Company Common Stock.

                    (xxii)  "subsidiary" or "subsidiaries" of any person means
                             ----------      ------------
     any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                    (xxiii) "Total Consideration" shall mean (a) $65,000,000 if
                             -------------------
     the Closing Parent Share Value is more than $2.00 in excess of the Initial Parent Share Value, (b) $55,000,000 if the Closing Parent Share Value is more than $2.00 less than the Initial Parent Share Value; and (c) $60,000,000 in all other cases.

          (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term                                                            Section
----                                                            -------

Acquisition Documents...........................................8.01
Acquisition Proposal............................................6.12
affiliate.......................................................10.02(a)
Agreement.......................................................Preamble
Articles of Merger..............................................1.02
Balance Sheets..................................................3.06(a)

Banking Fee.....................................................3.21
Blue Sky Laws...................................................3.04(b)
Closing Balance Sheet...........................................2.05(b)
Closing Date....................................................1.02
Closing Net Worth...............................................2.05(b)
Closing Parent Share Value......................................10.02(a)
Closing.........................................................1.02
Code............................................................Recitals
Common Stock Certificates.......................................2.02(b)
Company.........................................................Preamble
Company Business................................................10.02(a)
Company Capital Stock...........................................10.02(a)
Company Common Capitalization...................................10.02(a)
Company Common Stock............................................10.02(a)
Company Disclosure Schedule.....................................Article III
Company Fully-Diluted Capitalization............................10.02(a)
Company Intellectual Property...................................3.13(a)
Company Licenses................................................3.13(k)
Company Software................................................3.13(a)
Confidentiality Agreement.......................................6.03(b)
Contracts.......................................................3.11(b)
control.........................................................10.02(a)
Conversion Ratio................................................6.13(a)
Dissenting Shares...............................................2.02(f)
Draft Closing Balance Sheet.....................................2.05(b)
Draft Closing Net Worth.........................................2.05(b)
Effective Time..................................................1.02
Employee........................................................3.10(a)
Employee Agreement..............................................3.10(a)
Employee Plan...................................................3.10(a)
Environmental Laws..............................................10.02(a)
Environmental Permits...........................................10.02(a)
ERISA...........................................................3.10(d)
Escrow Agent....................................................2.04(a)
Escrow Agreement................................................2.04(a)
Escrow Fund.....................................................2.04(a)
Escrow Shares...................................................2.04(a)
Exchange Act....................................................4.07(a)
Exchange Agent..................................................2.02(a)
Exchange Fund...................................................2.02(a)
Exchange Ratio..................................................10.02(a)
Excluded Licenses...............................................3.13(a)
Fixed Assets....................................................3.17(a)
GAAP............................................................3.06(a)
Governmental Entity.............................................3.04(b)
Hazardous Material..............................................3.12(a)
Hazardous Materials Activities..................................3.12(b)
Increased Amount................................................2.05(c)
Indemnified Party...............................................8.04(a)

Indemnifying Party..............................................8.04(a)
Independent Accountant..........................................2.05(b)
Initial Parent Share Value......................................10.02(a)
Intellectual Property...........................................3.13(a)
Inventory.......................................................10.02(a)
knowledge of the Company........................................10.02(a)
Labor Claims....................................................3.09(d)
Law.............................................................3.04(a)
Liabilities.....................................................10.02(a)
Licenses and Permits............................................3.05
Liens...........................................................3.16
Loss............................................................8.02(a)
Massachusetts Law...............................................Recitals
Material Adverse Effect.........................................10.02(a)
Merger Consideration............................................2.01(a)
Merger Sub......................................................Preamble
Merger..........................................................Recitals
Multi-employer Plan.............................................3.10(e)
Newsub..........................................................6.15
Order...........................................................7.01(b)
Ordinary Course of Business.....................................3.07
Parent Common Stock.............................................10.02(a)
Parent Disclosure Schedule......................................Article IV
Parent Indemnified Parties......................................8.02(a)
Parent Material Adverse Effect..................................10.02(a)
Parent Permits..................................................4.06
Parent SEC Reports..............................................4.07(a)
Parent Share Value..............................................10.02(a)
Parent Shares...................................................6.01(a)
Parent Stock Plans..............................................4.03(a)
Parent Subsidiaries.............................................4.01
Parent..........................................................Preamble
Permitted Liens.................................................3.16
person..........................................................10.02(a)
Reduction Amount................................................2.05(c)
Registered Intellectual Property................................3.13(a)
Registration Statement..........................................6.01(a)
Representatives.................................................6.03(a)
Securities Act..................................................3.02(a)
September 30, 2001 Balance Sheet................................2.05(a)
September 30, 2001 Net Worth....................................2.05(a)
Shareholders....................................................10.02(a)
Shareholder Indemnified Parties.................................8.03(a)
Shareholder Ratio...............................................10.02(a)
Shareholders' Representative....................................2.05(b)
subsidiary or subsidiaries......................................10.02(a)
Surviving Corporation...........................................1.01
Tax or Taxes....................................................3.14
Tax Return......................................................3.14

Terminating Company Breach......................................9.01(d)
Terminating Parent Breach ......................................9.01(e)
Third Party Claims .............................................8.04(a)
Total Consideration ............................................10.02(a)
Transaction Expenses ...........................................10.10
Unregistered Intellectual Property..............................3.13(a)
VTI ............................................................6.14
Welfare Plan....................................................3.10(i)

     SECTION 10.03.  Severability. If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 10.04.  Assignment; Binding Effect; Benefit. Neither this Agreement
                     -----------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement (except for the provisions of Section 6.05), expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 10.05.  Incorporation of Exhibits. The Company Disclosure Schedule,
                     -------------------------
the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.06.  Governing Law; Forum. This Agreement shall be governed by,
                     --------------------
and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any California state or federal court located in Orange County, California. Each of the parties in this Agreement (a) consents to submit itself to the personal juris diction of any California state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation of this Agreement, the Merger or any of the other transactions contemplated hereby in any court other than a California state or federal court.

     SECTION 10.07.  Headings. The descriptive headings contained in this
                     --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.08.  Counterparts. This Agreement may be executed and delivered
                     ------------
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.09.  Specific Performance. The transactions contemplated by this
                     --------------------
Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

     SECTION 10.10.  Expenses. The Company shall bear the legal, accounting,
                     --------
investment banking and other expenses incurred on behalf of the Company and the Shareholders in connection with this Agreement, the Merger, the Acquisition Documents and the other transactions contemplated hereby (the "Transaction
                                                               -----------
Expenses"). Parent shall bear its own legal, accounting and other expenses in
--------
connection with this Agreement, the Merger, the Acquisition Documents and the other transactions contemplated hereby.

     SECTION 10.11.  Entire Agreement. This Agreement (including the Exhibits,
                     ----------------
the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                            [signatures on next page]

     IN WITNESS WHEREOF, each of the parties hereto has executed or has caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                             NEWPORT CORPORATION

                             By: /s/ Charles F. Cargile
                                 -----------------------------------------------
                                   Name:  Charles F. Cargile
                                   Title: Vice President and Chief Financial
                                          Officer

                             MAGNESIUM ACQUISITION CORP.

                             By: /s/ Charles F. Cargile
                                 -----------------------------------------------
                                   Name:  Charles F. Cargile
                                   Title: Vice President and Treasurer

                             MICRO ROBOTICS SYSTEMS, INC.

                             By: /s/ Nilendu (Neil) Srivastava
                                 -----------------------------------------------
                                   Name:  Nilendu (Neil) Srivastava
                                   Title: President, Chief Executive Officer and
                                          Treasurer

Schedule 7.02(f)      Individuals Who Shall Execute and Deliver Employment
                      Agreement

Schedule 7.02(h) Individuals Who Shall Execute and Deliver Non-Competition Agreement

                                    EXHIBIT A

                            Form of Escrow Agreement

                                    EXHIBIT B

            Form of Joinder and Investment Representation Agreement

                                    EXHIBIT C

                          Form of Employment Agreement

                                    EXHIBIT D

                        Form of Non-Competition Agreement

                                    EXHIBIT E

                              Form of Legal Opinion

                                    EXHIBIT F

                            Form of Voting Agreement